UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AGILENT TECHNOLOGIES, INC.
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Agilent

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2019

Agilent Technologies, Inc.

Proxy Statement

5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 553-2424

Notice of Annual Meeting of Stockholders

TIME	:	8:00 a.m., Pacific Time, on Wednesday, March 20, 2019

PLACE	:	Corporate Headquarters
5301 Stevens Creek Boulevard, Building No. 5
Santa Clara, California 95051 USA

AGENDA	:	1. To elect three directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:

• Hans E. Bishop • Paul N. Clark; and • Tadataka Yamada, M.D.

2. To approve the reservation of 25,000,000 shares under our 2018 Stock Plan.

3. To approve, on a non-binding advisory basis, the compensation of our named executive officers.

4. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

5. To consider such other business as may properly come before the annual meeting.

RECORD DATE	:	You are entitled to vote at the annual meeting and at any adjournments, postponements or continuations thereof if you were a stockholder at the close of business on Tuesday, January 22, 2019.

VOTING	:

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card.

ADMISSION	:

To be admitted to the annual meeting, you must present proof of ownership of our stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 22, 2019, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver’s license or passport. The annual meeting will begin promptly at 8:00 a.m.

WEBCAST	:

If you are unable to attend the annual meeting in person, you may listen through the Internet or by telephone. To listen to the live webcast, log on at www.investor.agilent.com and select the link for the webcast. To listen by telephone, please call (877) 312-5529 (international callers should dial (253) 237-1147).  The meeting identification number is 9698797. The webcast will begin at 8:00 a.m. and will remain on the company’s website for one year. You cannot record your vote or ask questions on this website or at this phone number.

By Order of the Board of Directors

MICHAEL TANG
Senior Vice President, General Counsel and Secretary

This Proxy Statement and the accompanying proxy card are being sent or made available on or about February 7, 2019.

SUMMARY INFORMATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our annual report on Form 10-K for the fiscal year ended October 31, 2018.  We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY SUMMARY

The following is a summary which highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you are urged to read the entire Proxy Statement carefully before voting.

Voting Matters and Vote Recommendations

We currently expect to consider four items of business at the 2019 annual meeting. The following table lists those items of business and our Board’s vote recommendation.

	PROPOSAL	BOARD RECOMMENDATION	REASONS FOR RECOMMENDATION	MORE INFORMATION
(1)	Election of three directors to a three-year term	FOR	The Board and the Nominating/Corporate Governance Committee believe our nominees possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of our long-term strategy.	5
(2)	Approval of the reservation of 25,000,000 shares under our 2018 Stock Plan	FOR	The Board strongly believes that its equity compensation programs and emphasis on employee stock ownership have been integral to the Company’s success and that a continuation of those programs is necessary for the Company to achieve superior performance in the future.	19
(3)	Advisory vote to approve the compensation of our named executive officers	FOR	Our executive compensation program incorporates a number of compensation governance best practices and reflects our commitment to pay for performance.	56
(4)	Ratification of the independent registered public accounting firm	FOR	Based on its assessment, the Board and the Audit and Finance Committee believe that the appointment of PricewaterhouseCoopers LLP is in the best interests of the company and our stockholders.	57

SUMMARY INFORMATION

Director Nominees

Our Board is currently divided into three classes serving staggered three-year terms.  The following table provides summary information about each of the three director nominees who are being voted on at the annual meeting.

		DIRECTOR SINCE		COMMITTEE MEMBERSHIPS
NAME	AGE		OCCUPATION
Hans E. Bishop	54	2017	Former Chief Executive Officer and President	• Compensation
			Juno Therapeutics, Inc.	• Nominating/Corporate Governance

Paul N. Clark	71	2006	Former Strategic Advisory Board Member	• Audit and Finance (Chair)
			Genstar Capital, LLC	• Nominating/Corporate Governance

Tadataka Yamada, M.D.	73	2011	Venture Partner	• Compensation (Chair)
			Life Sciences Team	• Nominating/Corporate Governance
			Frazier Healthcare Partners

Corporate Governance Highlights

The Board is committed to sound and effective governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. The following table highlights many of our key governance practices.  Specific details on our governance practices can be found starting on page 13.

✓	Nine of our ten directors are independent	✓	Annual board self-assessment process, including peer evaluations
✓	Independent standing board committees	✓	Majority voting and director resignation policy in uncontested director elections
✓	Strong independent lead director	✓	Continued assessment of highly qualified, diverse and independent candidates for nomination to the board
✓	Regular meetings of our independent directors without management present	✓	Strong focus on pay-for-performance
✓	Diverse board with an effective mix of skills, experience and perspectives	✓	Proactive stockholder engagement
✓	Four new independent directors added during the past four years	✓	Policies prohibiting hedging, short selling and pledging of our common stock
✓	Varied lengths of Board tenure with an average tenure of seven years	✓	Stock ownership guidelines for executive officers and directors

TABLE OF CONTENTS

2019 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.  Our Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of ten directors divided into three classes.

On January 16, 2019, the Board, upon the recommendation of its Nominating/Corporate Governance Committee, increased the size of the Board from 10 to 11 members and appointed Mala Anand to fill the vacancy so created, both effective March 20, 2019. Ms. Anand was appointed to serve as a Class III director and will stand for re-election at the 2021 Annual Meeting of Stockholders.

Ms. Anand, age 51, has served as President, Intelligent Enterprise Solutions and Industries of SAP SE since October 2016.  Prior to joining SAP, Ms. Anand served as Senior Vice President, Data & Analytics and Automation Software Platform group at Cisco Systems, Inc. from July 2014 to October 2016 and as Vice President and General Manager, Services Platform Group at Cisco from October 2007 to June 2014. Prior to that, Ms. Anand held various senior executive positions in software products, go-to-market, services, and technology businesses and served as entrepreneur in residence for Kleiner Perkins Caufield and Byers, a venture capital firm.

The terms of three directors will expire at this annual meeting.  The current composition of the Board and the term expiration dates for each director is as follows:

Class	Directors	Term Expires
I	Hans E. Bishop, Paul N. Clark and Tadataka Yamada, M.D.	2019
II	Heidi Kunz, Sue H. Rataj, George A. Scangos, PhD and Dow R. Wilson	2020
III	Koh Boon Hwee, Michael R. McMullen and Daniel K. Podolsky, M.D.	2021

Director Nominees for Election to New Three-Year Terms That Will Expire in 2022

Directors elected at the 2019 annual meeting will hold office for a three-year term expiring at the annual meeting in 2022 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All nominees are currently serving as our directors. To the best knowledge of the Board, all of the nominees are able and willing to serve.  Each nominee has consented to be named in this proxy statement and to serve if elected.  Information regarding each nominee is provided below as of December 31, 2018. There are no family relationships among our executive officers and directors.

HANS E. BISHOP
Age: 54 Director Since: July 2017	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	•	Celgene Corporation

Former Public Directorships Held During the Past Five Years:
	•	Avanir Pharmaceuticals, Inc.
	•	Juno Therapeutics, Inc.

Mr. Bishop served as president, chief executive officer and a member of the Board of Directors of Juno Therapeutics, Inc. from September 2013 to March 2018 when Juno was acquired by Celgene Corporation.  From February 2012 until October 2012, Mr. Bishop was the chief operating officer of Photothera Inc., a late-stage medical device company owned by Warburg Pincus, and he continued working with Warburg Pincus as an Executive in Residence until October 2013. Prior to joining Photothera Inc., Mr. Bishop served as executive vice president and chief operating officer at Dendreon Corporation, a publicly-traded biopharmaceutical company, from January 2010 to September 2011. Mr. Bishop has also served as the president of the specialty medicine business at Bayer Healthcare Pharmaceuticals Inc. from December 2006 to January 2010, where he was responsible for a diverse portfolio of neurology, oncology and hematology products.

Qualifications

Mr. Bishop brings a valuable set of skills to our Board through his broad experience as an operating officer within the pharmaceutical industry and executive experience in the biotechnology industry.

PROPOSAL 1 - ELECTION OF DIRECTORS

PAUL N. CLARK
Age: 71 Director Since: May 2006	Board Committees:		Other Public Directorships:
	• •	Audit and Finance (Chair) Nominating/Corporate Governance	•	Keysight Technologies, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Biolase, Inc.

Mr. Clark was a Strategic Advisory Board member of Genstar Capital, LLC from August 2007 to December 2016 and was an Operating Partner from August 2007 to January 2013.  Genstar Capital LLC is a middle market private equity firm that focuses on investments in selected segments of life sciences and healthcare services, industrial technology, business services and software. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company.

Qualifications

Mr. Clark has significant experience in the pharmaceutical and biotechnology industries, including his experience serving in senior management positions with ICOS Corporation, Abbott Laboratories, Marion Laboratories and Sandoz Pharmaceuticals.  In addition, Mr. Clark brings considerable public company director experience as well as his extensive experience within our industry and expertise in business finance.  Mr. Clark is the chairperson of our Audit and Finance Committee and is qualified as a financial expert under SEC guidelines.

TADATAKA YAMADA, M.D.
Age: 73 Director Since: January 2011	Board Committees:		Other Public Directorships:
	• •	Compensation (Chair) Nominating/Corporate Governance	•	CSL Limited

Former Public Directorships Held During the Past Five Years:
	•	Takeda Pharmaceutical Co. Ltd.

Dr. Yamada is currently a Venture Partner on the Life Sciences team of Frazier Healthcare Partners, a healthcare-focused investment firm. From June 2011 to June 2015, Dr. Yamada served as the Chief Medical and Scientific Officer of Takeda Pharmaceuticals International, Inc., a research-based global pharmaceutical company. Dr. Yamada previously served as President of the Global Health Program of the Bill & Melinda Gates Foundation from June 2006 to June 2011. From 2000 to 2006, Dr. Yamada was Chairman of Research and Development for GlaxoSmithKline Inc. and prior to that, he held research and development positions at SmithKline Beecham. Prior to joining SmithKline Beecham, Dr. Yamada was Chairman of the Department of Internal Medicine at the University of Michigan Medical School and Physician-in-Chief of the University of Michigan Medical Center.

Qualifications

Dr. Yamada brings a unique perspective to our Board with his experience as the former President of the Global Health Program of the Bill & Melinda Gates Foundation as well as his significant research and development experience. Dr. Yamada’s extensive pharmaceutical industry knowledge gives him a unique insight into a number of issues we face.

Vote Required

Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The Board of Directors recommends a vote FOR the election to the Board of each of the foregoing nominees.

PROPOSAL 1 - ELECTION OF DIRECTORS

The directors whose terms are not expiring this year and who will continue to serve as a director are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with our Bylaws. Information regarding each of such directors is provided below as of December 31, 2018.

Directors Whose Terms Expire in 2020

HEIDI KUNZ
Age: 64 Director Since: February 2000	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	• Avanos Medical, Inc. (formerly Halyard Health, Inc.)
Former Public Directorships Held During the Past Five Years:
	•	Financial Engines, Inc.

Ms. Kunz served as Executive Vice President and Chief Financial Officer of Blue Shield of California from 2003 through 2012 and as Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to 2003. Prior thereto, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, she held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.

Qualifications

Ms. Kunz possesses significant experience in management and financial matters, having served as the Chief Financial Officer of both public and private companies. Ms. Kunz previously served as the chairperson of our Audit and Finance Committee and was qualified as a financial expert under SEC guidelines. In addition, Ms. Kunz has considerable experience and expertise with our company having been a member of our Board for over 10 years.

SUE H. RATAJ
Age: 61 Director Since: September 2015	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	• Cabot Corporation
Former Public Directorships Held During the Past Five Years:
	•	Bayer A.G.

Ms. Rataj was Chief Executive, Petrochemicals for BP, a global energy company, until she retired in April 2011. In this role, she held responsibility for all of BP’s global petrochemical operations. Prior thereto, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Health, Safety, Operations and Technology for the Refining and Marketing Segment.

Qualifications

Ms. Rataj possesses significant leadership experience and business expertise from her executive positions with BP. Ms. Rataj has lived and worked extensively in the Asia Pacific and European regions and brings a global perspective to our Board. In addition, Ms. Rataj brings public company director experience and knowledge of public company management and governance practices.

PROPOSAL 1 - ELECTION OF DIRECTORS

GEORGE A. SCANGOS, PhD
Age: 70 Director Since: September 2014	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	• Exelixis, Inc.

Former Public Directorships Held During the Past Five Years:
•Biogen Inc.

Dr. Scangos has served as Chief Executive Officer and a director of Vir Biotechnology, Inc. since January 2017.  From July 2010 to January 2017, Dr. Scangos served as the Chief Executive Officer and a director of Biogen Inc., a biopharmaceutical company. From 1996 to July 2010, Dr. Scangos served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University for six years.  Dr. Scangos served as the Chair of the California Healthcare Institute in 2010 and was a member of the Board of the Global Alliance for TB Drug Development from 2006 until 2010. He is also a member of the National Board of Visitors of the University of California, Davis School of Medicine and is currently an Adjunct Professor of Biology at Johns Hopkins University.

Qualifications

Dr. Scangos has extensive training as a scientist, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and a comprehensive leadership background resulting from service on various boards of directors and as an executive in the pharmaceutical industry.

DOW R. WILSON
Age: 59 Director Since: March 2018	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	•	Varian Medical Systems, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Varex Imaging Corporation

Mr. Wilson has served as president and chief executive officer of Varian Medical Systems, Inc. since September 2012.  Prior to that, Mr. Wilson served in various capacities with Varian, including executive vice president and chief operating officer from October 2011 to September 2012 and vice president Varian Medical and president of Varian Medical Oncology Systems business from January 2005 to September 2011.  Prior to joining Varian Medical in 2005, Mr. Wilson held various senior management positions with GE Healthcare, a diversified industrial company.

Qualifications

Mr. Wilson has a deep knowledge of the medical and healthcare industries through serving as president and chief executive officer of Varian Medical Systems and critical insight into operational requirements of a company with worldwide reach, knowledge of corporate and business unit strategies and operational expertise, gained from his executive management experience at GE Healthcare and Varian Medical Systems.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors Whose Terms Expire in 2021

KOH BOON HWEE
Age: 68 Director Since: May 2003	Board Committees:		Other Public Directorships:
	• •	Executive (Chair) Nominating/Corporate Governance (Chair)	• • • •	AAC Technologies Holdings, Inc. Sunningdale Tech, Ltd. Yeo Hiap Seng Ltd.
Far East Orchard Ltd.

Former Public Directorships Held During the Past Five Years:
	•	None

Mr. Koh has served as non-Executive Chairman of our Board since March 2017.  Mr. Koh is the managing partner of Credence Capital Fund II (Cayman) Ltd., a private equity fund. Mr. Koh has served as the non-Executive Chairman of Sunningdale Tech Ltd. since January 2009 and previously served as its Executive Chairman and Chief Executive Officer from July 2005 to January 2009. He has served as the non-Executive Chairman of Yeo Hiap Seng Ltd. since April 2010, the non-Executive Chairman of Rippledot Capital Advisers Pte. Ltd. since February 2011 and the non-Executive Chairman of Far East Orchard Ltd. since April 2013. He served as Executive Director of MediaRing Limited from February 2002 to August 2009; Chairman of DBS Bank Ltd. from January 2006 to April 2010; Chairman of Singapore Airlines from July 2001 to December 2005 and Chairman of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia Pacific region.

Qualifications

Mr. Koh possesses a strong mix of leadership and operational experience from his various senior positions with Sunningdale Tech, AAC Technologies, MediaRing Limited, DBS Bank, Singapore Airlines and Singapore Telecom. In addition, Mr. Koh has deep experience in the Asia Pacific region and brings that knowledge and perspective to the Board. Mr. Koh has extensive experience with our company and its predecessor, Hewlett-Packard, having served on our board for over 10 years and having spent 14 years with Hewlett-Packard.

MICHAEL R. MCMULLEN
Age: 57 Director Since: March 2015	Board Committees:		Other Public Directorships:
	•	Executive	•	Coherent, Inc.

Former Public Directorships Held During the Past Five Years:
	•	None

Mr. McMullen has served as our Chief Executive Officer since March 2015 and as President since September 2014. From September 2014 to March 2015 he also served as our Chief Operating Officer. From September 2009 to September 2014 he served as Senior Vice President, Agilent and President, Chemical Analysis Group. Prior to that, he served in various capacities for Agilent including as our Vice President and General Manager of the Chemical Analysis Solutions Unit of the Life Sciences and Chemical Analysis Group and as Country Manager for our China, Japan and Korea Life Sciences and Chemical Analysis Group. Prior to that, Mr. McMullen served as the Controller for the Hewlett-Packard Company and Yokogawa Electric Joint Venture from July 1996 to March 1999. Since September 2018, Mr. McMullen has served as a member of the Board of Directors of Coherent, Inc.

Qualifications

Mr. McMullen has broad and deep experience with the company and its businesses having been an employee of the company and its predecessor, Hewlett-Packard, for over 20 years. During the course of his career, he has developed considerable expertise in, and in-depth knowledge of, our businesses from the perspective of an individual contributor and at numerous levels of management. This perspective gives valuable insight to our board.

PROPOSAL 1 - ELECTION OF DIRECTORS

DANIEL K. PODOLSKY, M.D.
Age: 65 Director Since: July 2015	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	•	None

Former Public Directorships Held During the Past Five Years:
	•	GlaxoSmithKline PLC

Dr. Podolsky has served as President of the University of Texas Southwestern Medical Center, a leading academic medical center, patient care provider and research institution, since September 2008. Previously Dr. Podolsky also served concurrently as Mallinckrodt Professor of Medicine at Harvard Medical School and the Chief of Gastroenterology at Massachusetts General Hospital. From 2005 to 2008, Dr. Podolsky served as Chief Academic Officer and Faculty Dean, Academic Programs of Partners Healthcare System, Inc., a non-profit health care system committed to patient care, research, teaching and service. Dr. Podolsky holds the Philip O’Bryan Montgomery, Jr., M.D. Distinguished Presidential Chair in Academic Administration, and the Doris and Bryan Wildenthal Distinguished Chair in Medical Science. He is a member of the National Academy of Medicine of the US National Academy of Sciences, a member of the Board of the Southwestern Medical Foundation and a member of the Scientific Advisory Board of Antibe Therapeutics, Inc., a company focused on the treatment of diseases characterized by inflammation, pain and/or vascular dysfunction. Dr. Podolsky is also a member of the National Academies of Sciences Board on Army Science and Technology.

Qualifications

Dr. Podolsky’s current responsibilities in leading a large academic medical center give him relevant insight into healthcare delivery and bring scientific expertise to the Board.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Directors who are employed by us do not receive any compensation for their Board services. As a result, Mr. McMullen, our Chief Executive Officer, received no additional compensation for his services as a director. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within our peer group. The non-employee director’s compensation plan year begins on March 1 of each year (the “Plan Year”).

Summary of Non-Employee Director Annual Compensation for the 2018 Plan Year

The table below sets forth the annual retainer, equity grants and committee premiums for the non-employee directors and the Non-Executive Chairman for the 2018 Plan Year. Each non-employee director may elect to defer all or part of the cash compensation to the 2005 Deferred Compensation Plan for Non-Employee Directors (“Director Deferral Plan”). Any deferred cash compensation is converted into shares of our common stock.

Board Compensation Elements
	Member (1)	Chair (2)
Board Cash Retainer	$100,000	$155,000
Audit and Finance Committee Retainer	$10,000	$25,000
Compensation Committee Retainer	None	$20,000
Nominating/Corporate Governance Committee Retainer	None	$15,000
Annual Stock Grant (3)	$200,000 value

____________________________

(1)

Non-employee directors who serve as a member of the Audit and Finance Committee (excluding the Audit and Finance Committee Chair) receive an additional retainer which is payable in cash at the beginning of each Plan Year.

(2)

Non-employee directors who serve as the chairperson of the Board or a Board committee (excluding the Non-Executive Chairperson of the Board) receive an additional retainer which is payable in cash at the beginning of each Plan Year.

(3)

The stock is granted on the later of (i) March 1 or (ii) the first trading day after each Annual Meeting of Stockholders. The number of shares underlying the stock grant is determined by dividing $200,000 by the average fair market value of our common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant and may be deferred pursuant to the Director Deferral Plan.

A non-employee director who joins the Board after the start of the Plan Year will have his or her cash retainer, equity grant and committee premium pro-rated based upon the remaining days in the Plan Year that the director will serve.

In September 2018, the Compensation Committee and the Board, based on the recommendation of the Compensation Committee’s independent compensation consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”), concluded that the annual stock grant to non-employee directors should be increased from $200,000 in value to $225,000 in value so as to remain competitive with Agilent’s peer group.  No other changes were made to the non-employee director compensation for the 2019 Plan Year.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non-Employee Director Compensation for Fiscal Year 2018

The table below sets forth information regarding the compensation earned by each of our non-employee directors during the fiscal year ended October 31, 2018:

	Cash	Non-Executive	Committee	Audit Committee	Stock
	Retainer (1)	Chair Retainer (1)	Chair Retainer (1)	Member Retainer (1)	Awards (2)(3)	Total
Name	($)	($)	($)	($)	($)	($)
Hans E. Bishop (4)	66,667		-	-	194,044	260,711
Paul N. Clark	100,000		25,000	-	194,044	319,044
Koh Boon Hwee (5)	100,000	155,000	-	-	194,044	449,044
Heidi Kunz	100,000		-	-	194,044	294,044
Daniel K. Podolsky, M.D.	100,000		-	10,000	194,044	304,044
Sue H. Rataj	100,000		-	10,000	194,044	304,044
George A. Scangos, PhD	100,000		-	-	194,044	294,044
Dow R. Wilson (6)	66,963		-	10,000	194,044	271,007
Tadataka Yamada, M.D.	100,000		20,000	-	194,044	314,044

__________________

(1)

Reflects all cash compensation earned during fiscal year 2018, including amounts deferred pursuant to the Director Deferral Plan. Dr. Podolsky elected to defer 50% and Dr. Yamada, Dr. Scangos and Mr. Bishop each elected to defer 100% of all cash fees earned in fiscal year 2018 to the Director Deferral Plan.  The number of shares of our common stock received in lieu of cash pursuant to the Director Deferral Plan is determined by dividing the dollar value of the deferred cash amount by the twenty (20) day average fair market value for the applicable deferral date.

(2)

Reflects the aggregate grant date fair value for stock awards granted in fiscal year 2018 calculated in accordance with FASB ASC Topic 718. For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 3 of Notes to Consolidated Financial Statements contained in our 2018 Annual Report on Form 10-K.  The dollar values of the stock awards represent stock grants of 2,876 shares for each non-employee director.

(3)	Stock awards granted to non-employee directors vest immediately upon grant. Therefore, there were no unvested stock awards outstanding at fiscal year-end.
(4)

Mr. Bishop’s cash retainer for the period of November 2017 through February 2018, representing the balance of the non-employee director 2017 Plan Year, was paid in fiscal year 2017 and reported in our 2018 Proxy Statement.

(5)	Mr. Koh has served as the Non-Executive Chairman of the Board since March 15, 2017.
(6)	Mr. Wilson joined our board on March 20, 2018.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with their service on our Board.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are required to own shares of our common stock having a value of at least six times an amount equal to the annual cash retainer. The shares counted toward the ownership guidelines include shares owned outright and the shares of our common stock in the non-employee director’s deferred compensation account. For recently appointed non-employee directors, these ownership levels must be attained within five years from the date of their initial election or appointment to the board of directors. All of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We have had formal corporate governance standards in place since our inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the Securities and Exchange Commission (SEC) and the New York Stock Exchange’s (NYSE) corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

We have adopted charters for our Audit and Finance Committee, Compensation Committee, Executive Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards. Our committee charters, Amended and Restated Corporate Governance Standards and Standards of Business Conduct are located in the Investor Relations section of our website and can be accessed by clicking on “Governance Policies” in the “Corporate Governance” section of our web page at www.investor.agilent.com.

Board Leadership Structure

We currently separate the positions of chief executive officer and chairman of the Board.  Mr. Koh was appointed chairman of the Board in March 2017.  The responsibilities of the chairman of the Board include: setting the agenda for each Board meeting, in consultation with the chief executive officer; chairing the meetings of independent directors; and facilitating and conducting, with the Nominating/Corporate Governance Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors. Separating the positions of chief executive officer and chairman of the Board allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as chairman of the Board is the appropriate leadership structure for the company at this time.

However, our Corporate Governance Standards permit the roles of the chairperson of the Board and the chief executive officer to be filled by the same or different individuals. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on our needs and the Board’s assessment of our leadership from time to time. Our Corporate Governance Standards provide that, in the event that the chairperson of the Board is also the chief executive officer, the Board may consider the election of an independent Board member as a lead independent director.

In 2014, we amended the Corporate Governance Standards to raise the mandatory retirement age for directors from 72 to 75.  The Board made the change in recognition of the contribution that experienced directors, with knowledge of the company, bring to effective board oversight.

Board’s Role in Risk Oversight

The Board executes its risk management responsibility directly and through its committees.  The full Board is kept abreast of risk oversight and other activities of its committees through reports of the committee chairpersons to the full Board during Board meetings.  The Audit and Finance Committee has primary responsibility for overseeing our enterprise risk management process. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including our financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.  The Compensation Committee receives reports and discusses whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

Majority Voting for Directors

Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The “votes cast” shall include votes to withhold authority and exclude votes to “ABSTAIN” with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

CORPORATE GOVERNANCE

The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as company press releases typically are distributed.  Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

Stockholders and other interested parties may communicate with the Board and our Non-Executive Chairperson of the Board of Directors by filling out the form at “Contact Chairman” under “Corporate Governance” at www.investor.agilent.com or by writing to Koh Boon Hwee, c/o Agilent Technologies, Inc., General Counsel, 5301 Stevens Creek Blvd., MS 1A-11, Santa Clara, California 95051. The General Counsel will perform a legal review in the normal discharge of duties to ensure that communications forwarded to the Non-Executive Chairperson preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded to the Non-Executive Chairperson. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairperson.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

Director Stockholder Meeting Attendance

We encourage, but do not require, our Board members to attend the annual meeting of stockholders. Last year, all but one of our directors who were serving at such time, attended the annual meeting of stockholders.

Director Independence

We have adopted standards for director independence in compliance with the NYSE corporate governance listing standards.  These independence standards are set forth in our Corporate Governance Standards.  The Board has affirmatively determined that all of our directors meet these independence standards with the exception of Michael R. McMullen because of his role as our President and Chief Executive Officer.

Our non-employee directors meet at regularly scheduled executive sessions without management.  The Non-Executive Chairman of the Board presides at executive sessions of the non-management directors.

Compensation Committee Member Independence

We have adopted standards for compensation committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the compensation committee, the Board of Directors considers all factors specifically relevant to determining whether such director has a relationship to the company or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and
•	whether such director is affiliated with the company or a subsidiary of the company.

CORPORATE GOVERNANCE

Director Nomination Criteria: Qualifications and Experience

The Nominating/Corporate Governance Committee will consider director candidates for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information” located at the end of this proxy statement.  Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

We typically hire a third-party search firm to help identify and facilitate the screening and interview process of candidates for director.  To be considered by the Nominating/Corporate Governance Committee, a director candidate must have:

•	a reputation for personal and professional integrity and ethics;
•	executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;
•	breadth of experience;
•	soundness of judgment;
•	the ability to make independent, analytical inquiries;
•	the willingness and ability to devote the time required to perform Board activities adequately;
•	the ability to represent the total corporate interests of the company; and
•	the ability to represent the long-term interests of stockholders as a whole.

In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating/Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.  The search firm screens the candidates, does reference checks, prepares a biography of each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews.  The Nominating/Corporate Governance Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board’s needs.  We do not use a third-party to evaluate current Board members.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board met eight times in fiscal 2018.  Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board other than Dr. Scangos.  Set forth below are the four standing committees of the Board, their primary duties, their current members and the number of meetings held during fiscal 2018.

Audit and Finance Committee			Members	Meetings
•	Responsible for the oversight of:		Paul N. Clark† (Chair) Daniel K. Podolsky, M.D. Sue H. Rataj Dow R. Wilson	13
	o	the quality and integrity of our consolidated financial statements;
	o	compliance with legal and regulatory requirements, including our Standards of Business Conduct;
	o	qualifications and independence of our independent auditor;
	o	performance of our internal audit function and independent registered public accounting firm; and
	o	other significant financial matters, including borrowings, currency exposures, dividends, share issuance and repurchase and the financial aspects of our benefit plans.
•

Has the sole authority to appoint, compensate, oversee and replace the independent registered public accounting firm, reviews its internal quality-control procedures, assesses its independence and reviews all relationships between the independent auditor and the company;

•	Approves the scope of the annual internal and external audit;
•	Pre-approves all audit and non-audit services and the related fees;
•	Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;
•	Monitors the system of internal controls over financial reporting and reviews the integrity of the company’s financial reporting process;
•	Reviews funding and investment policies and their implementation and the investment performance of our benefit plans;
•

Establishes and oversees procedures for (a) complaints received by the company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters; and

•

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the audit committee.

Compensation Committee			Members	Meetings
•	Approves the corporate goals and objectives related to the compensation of the chief executive officer and other executives, evaluates their performance and approves their annual compensation packages;		Tadataka Yamada, M.D. (Chair) Hans E. Bishop Heidi Kunz George A. Scangos, PhD	4
•	Monitors and approves our benefit plan offerings;
•	Reviews and approves the Compensation Discussion and Analysis;
•	Oversees the administration of our incentive compensation, variable pay and stock programs;
•	Assesses the impact of our compensation programs and arrangements on company risk;
•	Recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and
•	Has sole authority to retain and terminate executive compensation consultants.
Nominating/Corporate Governance Committee			Members	Meetings
•	Recommends the size and composition of the Board, committee structures and membership;		Koh Boon Hwee (Chair) Hans E. Bishop Paul N. Clark Heidi Kunz Daniel K. Podolsky, M.D. Sue H. Rataj George A. Scangos, PhD Dow R. Wilson Tadataka Yamada, M.D.	6
•	Establishes criteria for the selection of new directors and proposes a slate of directors for election at each annual meeting;
•	Reviews special concerns which require the attention of non-employee directors;
•	Oversees the evaluation of Board members and makes recommendations to improve the Board’s effectiveness; and
•	Develops and reviews corporate governance principles.
Executive Committee			Members	Meetings
•	Meets or takes written action between meetings of the Board; and		Koh Boon Hwee (Chair) Michael R. McMullen	0
•	Has full authority to act on behalf of the Board to the extent permitted by law with certain exceptions.

† Financial Expert

CORPORATE GOVERNANCE

Related Person Transactions Policy and Procedures

Our Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the company. In addition, we have adopted a written Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”) that prohibits any of our executive officers, directors or any of their immediate family members from entering into a transaction with the company, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction involving the company and any related person that would be required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

Under our Related Person Transactions Policy, the General Counsel must advise the Nominating/Corporate Governance Committee of any related person transaction of which he becomes aware. The Nominating/Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating/Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

•	the size of the transaction and the amount payable to the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest; and
•

whether the transaction involved the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the company as would be available in comparable transactions with or involving unaffiliated third parties.

Under the Related Person Transactions Policy, company management screens for any potential related person transactions, primarily through the annual circulation of a Director and Officer Questionnaire (“D&O Questionnaire”) to each member of the Board of Directors and each officer of the company who is a reporting person under Section 16 of the Securities Exchange Act of 1934. The D&O Questionnaire contains questions intended to identify related persons and transactions between the company and related persons. If a related person transaction is identified, such transaction is brought to the attention of the Nominating/Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

The Nominating/Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by the company with any related person.  The Related Person Transactions Policy provides for standing pre-approval of the following transactions with related persons:

(a)

Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2 percent of that company’s total annual revenues.

(b)

Any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2 percent of the charitable organization’s total annual receipts.

We will disclose the terms of related person transactions in our filings with the SEC to the extent required.

Transactions with Related Persons

We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during fiscal year 2018, no related person had or will have a direct or indirect material interest.   None of the fiscal year 2018 transactions exceeded or fell outside of the pre-approved thresholds set forth in our Related Person Transactions Policy except for transactions with Juno Therapeutics, Inc. (“Juno”), the University of Texas Southwestern Medical Center (“UTSW”) and Varian Medical Systems, Inc. (“Varian”).

CORPORATE GOVERNANCE

Hans E. Bishop served as the President and Chief Executive Officer of Juno until March 2018, Daniel K. Podolsky, M.D., is the President of UTSW and Dow R. Wilson, who joined our Board in March 2018, is the President and Chief Executive Officer of Varian.  The members of the Nominating/Corporate Governance Committee, excluding Mr. Bishop, Dr. Podolsky and Mr. Wilson, for their company’s respective transactions only, reviewed, approved and ratified the transactions with Juno, UTSW and Varian in accordance with the policy.

Below is a summary of the aggregate transactions between Agilent and each of Juno, UTSW and Varian that occurred in fiscal 2018 or during the time such Agilent director served as an officer of Juno, UTSW or Varian.

•

Juno Therapeutics, Inc. (“Juno”).  Juno, or its affiliates, purchased an aggregate of approximately $359,000 of products and/or services from us between November 2017 and March 2018 (when Mr. Bishop ceased serving as President and CEO of Juno).

•	University of Texas Southwestern Medical Center (“UTSW”). UTSW, or its affiliates, purchased an aggregate of approximately $1,289,000 of products and/or services from us during fiscal year 2018.
•

Varian Medical Systems, Inc. (“Varian”).  Varian, or its affiliates, purchased an aggregate of approximately $1,217,000 of products and/or services from us, and Agilent, or its affiliates, purchased an aggregate of approximately $850,000 of products and/or services from Varian between March 2018 (when Mr. Wilson joined our board) and October 2018.

PROPOSAL NO. 2 – APPROVAL OF SHARES UNDER THE 2018 STOCK PLAN

PROPOSAL NO. 2 – APPROVAL OF THE RESERVATION OF 25,000,000 SHARES UNDER THE 2018 STOCK PLAN

On November 14, 2018, the Board of Directors approved an increase to the shares reserved for issuance under the 2018 Stock Plan, as amended (the “2018 Plan”), of 25,000,000 shares, which is subject to your approval at the annual meeting. The 2018 Plan was previously adopted by the Board on November 15, 2017 as an amendment and restatement of our 2009 Stock Plan (the “2009 Plan”), which replaced our 1999 Stock Plan and 1999 Non-Employee Director Stock Plan (collectively, the “1999 Plan”), and was approved by stockholders at the annual meeting held on March 21, 2018.  We intended to include a request for 25,000,000 additional shares in the proposal presented to stockholders at the annual meeting held on March 21, 2018 but it was unclear to stockholders that we were making that request.  We made a conservative decision that stockholders were not asked at the 2018 annual meeting to approve any new shares for issuance under the 2018 Plan.  Prior to this proposal, no new shares have been added to either the 2009 Plan or to the 2018 Plan since the 2009 Plan was initially approved by stockholders at the 2009 annual meeting. Stockholders are now being asked to approve an increase of 25,000,000 shares in order to allow us to continue to provide stock-based incentive compensation to eligible participants under the 2018 Plan.

The 2018 Plan is our primary plan for providing stock-based incentive compensation to our eligible employees and non-employee directors to motivate and reward these individuals and to facilitate stock ownership. As of November 1, 2018, that is, prior to the proposed amendment, 6,158,260 shares remained available for future awards granted under the 2018 Plan, which the Board of Directors believes is insufficient to meet our anticipated needs. If this proposal is approved by stockholders, then, effective as of such date, the number of shares that may be subject to awards granted under the 2018 Plan will equal the number of shares remaining available for issuance under the 2018 Plan as of immediately prior to such date plus 25,000,000 shares.  If this proposal is not approved by stockholders, then our ability to provide future awards to attract, provide incentives to and retain key personnel and non-employee directors would be limited significantly.  The shares that will become available for grant under the 2018 Plan pursuant to this proposal, if approved by the stockholders, represent approximately 7.18% of the common shares of the Company outstanding on a fully-diluted basis as of November 1, 2018. No other material changes are being included in this proposal.

Below is a summary of the material features of the 2018 Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the 2018 Plan. It is qualified in its entirety by reference to the full text of the 2018 Plan. A copy of the 2018 Plan (as amended) is attached as Appendix B to this Proxy Statement.

Purpose of the 2018 Plan

The purpose of the 2018 Plan is to encourage ownership in the Company by its employees, directors and consultants whose long-term employment by or involvement with the Company is considered essential to the Company’s continued progress and, thereby, aligning the interests of the award recipients and stockholders and permitting the award recipients to share in the Company’s success. The 2018 Plan provides an essential component of the total compensation package offered to the Company’s key employees. It reflects the importance placed by the Company on motivating employees to achieve superior results over the long term and paying employees based on that kind of achievement. The Company strongly believes that its equity compensation programs and emphasis on employee stock ownership have been integral to the Company’s success and that a continuation of those programs is necessary for the Company to achieve superior performance in the future.

Key Features of the 2018 Plan

The 2018 Plan contains features that the Board believes are consistent with the interests of stockholders and sound governance principles. These features include the following:

•

Flexibility and Performance Ties. The variety of equity and cash awards permitted under the 2018 Plan affords flexibility with respect to the design of long-term incentives that are responsive to evolving regulatory changes and compensation best practices and incorporate tailored, performance-based measures.

PROPOSAL NO. 2 – APPROVAL OF SHARES UNDER THE 2018 STOCK PLAN

•

No Discount Options. Stock options or SARs may not be granted or awarded with a then-established exercise price of less than the fair market value (“FMV”) of Agilent’s common stock on the date of grant or award. FMV is the quoted closing sales price on the stock exchange or a national market system with the highest trading volume.

•

No Repricing. The repricing of stock options and stock appreciation rights is prohibited without stockholder approval. This prohibition applies both to repricings that involve lowering the exercise price of a stock option or SAR as well as repricings that are accomplished by canceling an existing award and replacing it with a lower-priced award.

•

Fungible Share Pool. The 2018 Plan design recognizes the greater intrinsic value of a full share award including restricted stock, restricted stock units, performance shares and performance stock units. Accordingly, the 2018 Plan’s share reserve is reduced by 2 shares for every 1 full value share awarded. Stock option and SAR awards reduce the reserve on a 1-to-1 basis.

•

Clawback Feature. The 2018 Plan allows the Company to cancel or freeze unvested awards, or require the return of amounts received pursuant to plan awards, if the award recipient has engaged in behavior that is detrimental to the business or reputation of the Company.

•

No Liberal Share Accounting. Shares withheld for tax payments or to pay the exercise price, shares repurchased on the open market with the proceeds of an option exercise price, or shares not issued or delivered as a result of the net settlement of an outstanding award, will not be added back into the 2018 Plan reserve.

•	Compensation Committee Oversight. The 2018 Plan is administered by Agilent’s Compensation Committee as the Administrator, which is comprised solely of non-employee, independent directors.
•

No Annual “Evergreen” Provision. The 2018 Plan provides for a specific number of shares of Agilent common stock available for awards and does not contain an annual or automatic increase in the number of available shares.

•

Limitation on Share-based Awards to Non-Employee Directors. The 2018 Plan provides that the maximum total grant date fair value of share-based awards granted to a non-employee director in any single calendar year may not exceed $750,000.

Administration of the 2018 Plan

The 2018 Plan may be administered by the Board or any of its committees (“Administrator”) and is currently administered by the Compensation Committee, which is a committee of “non-employee directors” for purposes of Rule 16b-3. The Administrator has the power in its discretion to grant awards under the 2018 Plan, to determine the terms of such awards, to interpret the provisions of the 2018 Plan and to take action as it deems necessary or advisable for the administration of the 2018 Plan. In accordance with the terms of the 2018 Plan, the 2018 Plan may be administered by different committees with respect to different groups of participants in the 2018 Plan.

Number of Authorized Shares

The total number of shares authorized and available for issuance under the 2018 Plan is (i) 25,000,000, subject to approval by the stockholders, plus (ii) any shares that were previously authorized for issuance under the 2018 Plan and remained available for issuance as of immediately prior to the date on which the proposed amendment is approved by stockholders. In addition, if any award previously granted under the 2009 Plan or the 1999 Plan is forfeited, expires or becomes unexercisable without having been exercised in full, the shares subject to such award will again be available for grant under the 2018 Plan. It is anticipated that this share reserve will be sufficient to cover all Company stock awards through fiscal 2028. Shares granted as options or SARs will be counted against this limit as one share for every one share granted. Shares granted as awards other than options or SARs will be counted against this limit as two shares for every one share granted. The maximum number of options or SARs under the 2018 Plan that may be granted in any one fiscal year to an individual participant may not exceed 1,500,000 shares. Notwithstanding the foregoing, in connection with a participant’s initial service, such participant may be granted awards for up to an additional 1,000,000 shares that will not count against this limit. Shares issued under the 2018 Plan may be currently authorized but unissued shares, or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market

PROPOSAL NO. 2 – APPROVAL OF SHARES UNDER THE 2018 STOCK PLAN

or in private transactions. On January 22, 2019, the per share closing price of Agilent’s common stock as reported on the NYSE was $71.32.

In the event of certain changes in the capitalization of the Company the Administrator will adjust the number and class of shares available for issuance under the 2018 Plan to prevent dilution or enlargement of rights. Except as described below, shares subject to an award under the 2018 Plan, the 2009 Plan or the 1999 Plan that are terminated, expire unexercised, or are forfeited, or repurchased by the Company at their original purchase price shall be available for subsequent awards under the 2018 Plan. Any shares that again become available for issuance under the 2018 Plan will be added back on a one to one basis for shares subject to options or SARs (as defined below in “-Types of Awards under the 2018 Plan”), or on a two to one basis for awards other than options or SARs.

Awards granted in assumption of, or in substitution for, awards previously granted by a company acquired by, or merged into, the Company or a subsidiary (“Substitute Awards”) will not reduce the shares authorized for issuance under the 2018 Plan or authorized for grant to a participant in any calendar year. Further, shares available for grant under stock plans assumed by the Company in an acquisition may be added to the available share reserve under the 2018 Plan.

Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of a participant’s obligations, or shares repurchased on the open market with the proceeds of an option exercise price, will not result in additional shares becoming available for subsequent awards under the 2018 Plan.

Eligibility and Participation

Eligibility to participate in the 2018 Plan is limited to employees (including officers), directors and consultants of Agilent, its affiliates or subsidiaries, as determined by the Administrator. Participation in the 2018 Plan is at the discretion of the Administrator. As of November 1, 2018, there were approximately 14,800 employees and nine nonemployee directors eligible to receive awards under the 2018 Plan. We currently do not make awards to consultants.

Types of Awards under the 2018 Plan

The 2018 Plan authorizes the Administrator to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions and provisions as the Administrator may determine to be necessary or desirable:

•	incentive stock options (“ISOs”);
•	nonstatutory stock options (“NSOs”);
•	stock appreciation rights;
•	restricted stock;
•	restricted stock units (“RSUs”);
•	performance shares and performance units with performance-based conditions to vesting or exercisability; and
•	cash awards.

Options and SARs

Stock options entitle the option holder to purchase shares at a price established by the Administrator. Options may be either ISOs or NSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash equal to the positive difference (if any) between the fair market value of shares on the trading date and the exercise price. The Company does not currently have a practice of awarding ISOs, NSOs or SARs.

Exercise Price

The Administrator will determine the exercise price of an option and a SAR at the date of grant, which price, except in the case of Substitute Awards, may not be less than 100% of the fair market value of the underlying shares on the date of grant. The 2018 Plan

PROPOSAL NO. 2 – APPROVAL OF SHARES UNDER THE 2018 STOCK PLAN

prohibits any repricing, replacement, regrant or modification of stock options or SARs that would reduce the exercise price of the stock options or SARs without stockholder approval, other than in connection with a change in the Company’s capitalization or Substitute Awards.

Vesting/Expiration of Options

The Administrator may determine the terms under which options and SARs will vest and become exercisable. The Company’s practice is to vest options at 25% per year over 4 years, with a 10-year option term, except where different vesting or option terms are required or are advisable under local law.

Special Limitations on ISOs

If options were to be granted as ISOs, these options would be subject to certain additional restrictions imposed on ISOs by the Internal Revenue Code (the “Code”) including, but not limited to, restrictions on the post-termination exercise period of such options, the status of the individual receiving the grant and the number of options that could become exercisable for the first time by a participant in a given calendar year. Furthermore, if shares acquired upon exercise of an ISO are disposed of by a participant prior to the expiration of two years from the date of grant or one year from the date of exercise, or otherwise in a “disqualifying disposition” under the Code, the participant would have federal income tax consequences as described under “-U.S. Federal Income Tax Consequences”.

Exercise of Options

An option holder may exercise his or her option by giving written notice to the Company or a duly authorized agent of the Company stating the number of shares for which the option is being exercised and tendering payment for such shares. The Administrator may, in its discretion, accept cash, check or wire transfer, previously acquired shares (valued at their fair market value on the date of exercise) and consideration under a cashless exercise program, or a combination thereof as payment.

Surrender or Exchange of SARs

Upon surrender of a SAR, a participant will be entitled to receive cash, shares or a combination thereof, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date on which the non-tandem SAR is exercised over (ii) the base price of the shares covered by the non-tandem SAR, multiplied by the number of shares covered by the SAR, or the portion thereof being exercised.

Termination of Options and SARs

In the event that a participant’s service with the Company or its subsidiaries terminates prior to the expiration of an option or SAR, the participant’s right to exercise vested options or SARS shall be governed by the terms of the applicable award agreement approved by the Administrator at the time of grant.

Stock Awards and Performance Shares

Stock awards, including restricted stock, RSUs, performance shares and performance units, may be issued either alone, in addition to, or in tandem with other awards granted under the 2018 Plan. Stock awards may be denominated in shares or units payable in shares (e.g. RSUs), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Administrator. The Administrator may also impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including the satisfaction of performance objectives.

The Company currently grants RSUs to certain employees who are not executives of the Company. Grants are typically made once a year and vest 25% per year over 4 years unless different vesting is required or advisable under local law. The Company currently grants performance-based RSUs annually to its executives pursuant to the Long Term Performance Program (“LTP” or the “LTP Program”). LTP awards are generally designed to meet the criteria of a performance award with the performance metrics and peer group comparison set at the beginning of the performance period and are not thereafter modified. LTP awards are paid out based upon a 3-year performance period and only if the established performance criteria have been met, as determined by the Administrator. The Company also makes New Executive Stock Awards to newly hired or promoted executives, which are RSUs that

PROPOSAL NO. 2 – APPROVAL OF SHARES UNDER THE 2018 STOCK PLAN

mirror the LTP performance criteria for a 3-year performance period that is already in progress when an executive is first hired or is first promoted to an executive position.

In addition, the Company grants RSUs to nonemployee directors (referred to in the 2018 Plan as “Deferred Shares”) which are subject to payment and deferral rules intended to comply with Section 409A of the Code.

Termination of Stock Awards

In the event that a participant’s service with the Company or its subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the award, as approved by the Administrator at the time of grant, provide for continued or accelerated vesting.

Cash Incentive Awards

The Administrator may grant “cash incentive awards” under the 2018 Plan, which is the grant of a right to receive a payment of cash (or in the discretion of the Administrator, shares of common stock having value equivalent to the cash otherwise payable) that are contingent on achievement of performance objectives over a specified period established by the Administrator. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Administrator, including provisions relating to deferred payment.

Qualifying Performance-Based Compensation

The Administrator may specify that the grant, retention, vesting, or issuance of any award (whether in the form of a stock option, SAR, restricted stock, RSU or a performance award) or the amount to be paid out under any award, be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations. The number of shares issued or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Establishment of Performance Goals

At the beginning of each performance period the Administrator will establish performance goals applicable to the performance awards. Such performance goals may be based upon the achievement of a specified percentage or level in one or more criteria of the following criteria and any adjustment(s) thereto as determined by the Administrator in its sole discretion: (i) revenue; (ii) margin; (iii) income; (iv) earnings or income measures (including earnings before interest, taxes and depreciation and amortization); (v) pre-tax profit; (vi) expenses; (vii) share price performance; (viii) earnings per share; (ix) return measures (including return on assets, capital, invested capital, equity, sales or revenue); (x) economic value added; (xi) market share; (xii) safety; (xiii) total stockholder return; (xiv) cash flow (including free cash flow); (xv) size-adjusted growth in earnings; (xvi) net order dollars; (xvii) contract bookings; (xviii) contract awards; (xix) book to bill; (xx) backlog; (xxi) customer metrics (including service, satisfaction, retention or profitability); (xxii) productivity; (xxiii) expense targets; (xxiv) market share; (xxv) cost control measures; (xxvi) balance sheet metrics; (xxvii) strategic initiatives; (xxviii) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxix) successful completion of, or achievement of milestones or objectives related to financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions; (xxx) debt levels or debt ratios; (xxxi) operating efficiency; (xxxii) working capital targets, including days working capital; (xxxiii) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; (xxxiv) any combination of the foregoing business criteria; and (xxxv) such other criteria as determined by the Administrator.

Any criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established or thereafter to include or exclude any items otherwise includable or excludable under GAAP. The performance goals may be based on one or more business criteria, one or more business units, divisions, subsidiaries or business segments of the Company and/or one or more product lines or products of the company, or the Company as a whole, and if so desired by the Administrator, on an absolute or relative basis. Performance awards granted under the 2018 Plan may contain such additional terms and conditions, not inconsistent with the terms of the 2018 Plan, as the Administrator may determine.

PROPOSAL NO. 2 – APPROVAL OF SHARES UNDER THE 2018 STOCK PLAN

Limited Transferability of Awards

The Administrator retains the authority and discretion to permit an award (other than an ISO) to be transferable as long as such transfers are made by a participant to the participant’s immediate family or trusts established solely for the benefit of one or more members of the participant’s immediate family. Awards may otherwise not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Tax Withholding

The Administrator may require payment, or withhold payments made by the 2018 Plan, to satisfy applicable withholding tax requirements.

Change in Control

Unless otherwise determined by the Administrator and set forth in the applicable award agreement, in the event of certain transactions described in the 2018 Plan constituting a change in control or the sale of substantially all of the assets of the Company for which a participant is performing services, all awards will fully vest immediately prior to the closing of the transaction. The foregoing shall not apply where such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a change of control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

In the event of the dissolution or liquidation of the Company, the Administrator in its sole discretion may provide for an option or SAR to be fully vested and exercisable until ten days prior to such transaction, or such shorter reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed transaction.

Termination and Amendment of the 2018 Plan

The Board may amend, suspend or terminate the 2018 Plan or the Administrator’s authority to grant awards under the 2018 Plan without the consent of stockholders or participants; provided, however, that any amendment to the 2018 Plan will be submitted to the Company’s stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the 2018 Plan to stockholders for approval. Except in the event of certain changes in the capitalization of the Company, the total number of shares authorized and available for issuance under the 2018 Plan may not be increased by the Company without stockholder approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant’s consent.

It is the intention of the Company that, to the extent that any provisions of the 2018 Plan or any awards granted under the 2018 Plan are subject to Section 409A of the Code (relating to nonqualified deferred compensation), the 2018 Plan and the awards comply with the requirements of Section 409A of the Code. Further, it is the intention of the Company that the 2018 Plan and awards granted under it that are subject to Section 409A of the Code will be interpreted and administered in good faith in accordance with such requirements and that the Administrator will have the authority to amend any outstanding awards to conform to the requirements of Section 409A.

Term of 2018 Plan

Unless earlier terminated by the Board, the 2018 Plan will terminate March 21, 2028.

PROPOSAL NO. 2 – APPROVAL OF SHARES UNDER THE 2018 STOCK PLAN

U.S. Federal Income Tax Consequences

Stock options. There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the 2018 Plan. Upon exercise of an NSO, the option holder generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Provided the Company satisfies applicable reporting requirements, it will be entitled to a tax deduction in the same amount.

Upon the exercise of an ISO, an option holder generally recognizes no immediate ordinary taxable income. Provided that certain holding periods are met, income recognition is deferred until the option holder sells the shares. If the ISO is exercised no later than three months after the termination of the option holder’s employment, and the option holder does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these employment requirements are liberalized in the event of an option holder’s death or disability while employed by the Company.

Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income, and provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

SARs. There will be no federal income tax consequences to either a participant or the Company upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the participant’s income.

RSUs & Restricted Stock. Except as otherwise provided below, there will be no federal income tax consequences to either a participant or the Company upon the grant of restricted stock or an RSU. When an RSU is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount payable. With respect to restricted stock, the participant will recognize ordinary income in an amount equal to the excess, if any, that the participant paid for the shares over the fair market value of the shares on the earlier of (i) the date of vesting; and (ii) the date the shares become transferable. Subject to Section 162(m), and provided the Company satisfies applicable reporting requirements, the Company will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock grant may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

Performance Awards. There will be no federal income tax consequences to a participant or the Company upon the grant of qualifying performance-based compensation awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m), the Company generally will be entitled to a deduction equal to the amount includible in the participant’s income.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any “excess parachute payments.”

Section 162(m) of the Code. Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1 million on the amount of compensation paid to certain of its top executive officers.  Prior to the Tax Cut and Jobs Act of 2017 (the “Tax Act”), the deduction limit did not apply to “performance-based compensation” that complied with conditions imposed by Section 162(m) regulations and when the material terms of such compensation were disclosed to and approved by stockholders.  Effective November 2, 2017, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit.  The Tax Act provides limited transition relief for “performance-based compensation” pursuant to certain grandfathered arrangements in effect as of November 2, 2017.  The compensation to certain officers from stock options, SARs and performance awards granted under the 2018 Plan and described above may not be deductible for federal income tax purposes as it

PROPOSAL NO. 2 – APPROVAL OF SHARES UNDER THE 2018 STOCK PLAN

may be limited by Section 162(m).  The Administrator believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Administrator’s judgment, it is in the Company’s best interest to do so.

New Plan Benefits

The benefits or amounts that will be received by or allocated to participants under the 2018 Plan are not provided because final awards made under the 2018 Plan are made at the Administrator’s discretion, subject to the terms of the 2018 Plan and the award grants. Therefore, the benefits and amounts to be received or allocated under the 2018 Plan are not determinable at this time. Our grant of performance stock units and restricted stock units to our Named Executive Officers is described in the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement. The equity grant program for our non-employee directors is described under the Compensation of Non-Employee Directors section of this proxy statement.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of October 31, 2018. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)(3)	5,178,290	$34.84	33,095,375
Equity compensation plans not approved by security holders	-	-	-
Total	5,178,290	$34.84	33,095,375

_______________________

(1)

The number of securities remaining available for future issuance in column (c) includes 26,937,115 shares of common stock authorized and available for issuance under the Agilent Technologies, Inc. Employee Stock Purchase Plan ("423(b) Plan"). The number of shares authorized for issuance under the 423(b) Plan is subject to an automatic annual increase of the lesser of one percent of the outstanding common stock of Agilent or an amount determined by the Compensation Committee of our Board of Directors. Under the terms of the 423(b) Plan, in no event shall the aggregate number of shares issued under the Plan exceed 75 million shares.

(2)

We issue securities under our equity compensation plans in forms other than options, warrants or rights. On November 15, 2017 and March 21, 2018, the Board and the stockholders, respectively, approved the Agilent Technologies, Inc. 2018 Stock Plan (the “2018 Plan”), which was an amendment and restatement of our 2009 Stock Plan, for awards of stock-based incentive compensation to our employees (including officers), directors and consultants. The 2018 Plan provides for the grant of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units with performance-based conditions to vesting or exercisability, and cash awards. The 2018 Plan has a term of ten years.

(3)

We issue securities under our equity compensation plans in forms which do not require a payment by the recipient to us at the time of exercise or vesting, including restricted stock, restricted stock units and performance units. Accordingly, the weighted-average exercise price in column (b) does not take these awards into account.

Agilent’s Board recommends a vote FOR the approval of the reservation of 25,000,000 shares under the Agilent Technologies, Inc. 2018 Stock Plan

COMPENSATION DISCUSSION AND ANALYSIS

Dear Stockholder,

We are very pleased with our fiscal year 2018 results.  Our adjusted operating margins were 22.8%, exceeding our CEO’s commitment to shareholders for 2018, and adjusted earnings per share increased by 18.2% over fiscal year 2017. The company continues to create stockholder value through dividends, stock buy-backs and complementary acquisitions that bolster our market position. The leadership team, led by our CEO Mike McMullen, has built tremendous momentum throughout the years, expanding our product portfolio, extending into adjacent markets through smart acquisitions and improving the customer experience by streamlining processes, modernizing systems and making the company more efficient and customer friendly.

We believe our current executive compensation program is effectively focusing our executive team on the most critical short- and long-term strategic priorities.   Our recent results are evidence that the program is working.  Our executive team is delivering superior results and the company is on a strong growth trajectory that translates into increased stockholder value.  We have continued our ongoing dialog with our stockholders which we believe is valuable.  Our stockholders support our current executive compensation program and see no need for major modifications as evidenced by our Say on Pay vote results and the feedback from our shareholder outreach efforts.  We strongly agree with this sentiment and thus have made no significant changes to our executive compensation program for fiscal year 2019.  We believe our current formula is working well.

In the Compensation Discussion and Analysis that follows, we discuss our fiscal year 2018 CEO and Officer compensation in more detail and share additional information about the program refinements we implemented for fiscal year 2018.  You will see that our commitment to both pay for performance and clear, transparent disclosure is strong.  We encourage you to review this analysis carefully and hope you agree that our executive compensation program is achieving our objectives of supporting the company’s growth strategy and creating long-term stockholder value.

Compensation Committee

Tadataka Yamada, M.D., Chairperson

Hans E. Bishop
Heidi Kunz

George A. Scangos, PhD

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes the compensation arrangements for our Named Executive Officers (NEOs) for fiscal year 2018, which were exclusively determined by our independent Compensation Committee and which are further detailed in the 2018 Summary Compensation Table and other compensation tables contained in this proxy statement. This Compensation Discussion and Analysis (CD&A) also includes additional information on how the Compensation Committee arrived at their fiscal year 2018 compensation decisions for the NEOs and an overview of our executive compensation philosophy and our executive compensation program.

Our NEOs for fiscal year 2018 are as follows:

•	Michael R. McMullen, President and Chief Executive Officer (CEO)
•	Robert McMahon, Senior Vice President, Chief Financial Officer (CFO) (1)
•	Mark Doak, Senior Vice President, President Cross-Lab Group (ACG)
•	Jacob Thaysen, Senior Vice President, President Life Sciences and Applied Markets Group (LSAG)
•	Dominique Grau, Senior Vice President, Human Resources
•	Didier Hirsch, former Chief Financial Officer (2)

_______________________

(1) Mr. McMahon was appointed CFO on September 1, 2018
(2) Mr. Hirsch served as CFO until August 31, 2018 and served as an advisor to the Board and CEO from September 1 to October
       31, 2018

In this CD&A, we provide the following:

•	Executive Summary
•	Determining Executive Pay
•	Fiscal Year 2018 Compensation
•	Additional Information

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Fiscal Year 2018 at a glance:

Performance and Compensation Highlights	CEO and NEO Compensation

•  Exceeded the financial plan outlined to investors, including strong revenue growth, expanded margins, balanced use of capital, strong earnings per share growth and stockholder value creation

•   Strong alignment between current executive compensation program and increased stockholder value creation

		Total Target Compensation	Performance-based Compensation
	Mr. McMullen	$11,002,500	89%
	Other NEOs (average)	$3,329,716*	83%
	*annualized for partial year participants
Executive Compensation Program Highlights for FY18	Pay for Performance
•Made no material changes to program •Maintained operating margin and revenue in short-term incentive program •Maintained earnings per share and relative TSR in long-term incentive program

In line with strong company performance that surpassed our plan, the Short-Term Incentive program (financial targets) paid out at 122% of target.

25% of the short-term incentive payout for Agilent’s business presidents and SVP HR is determined based on select key business initiatives (KBIs) approved by the Compensation Committee.  These KBIs paid out at 81% on average in fiscal year 2018.  Our CEO, CFO and former CFO were not assigned any KBIs this year and their entire short-term incentive was based on financial targets.

Our Long-Term Performance Plan shares for the period ended October 31, 2018 were limited due to the 3X value cap being lower than the actual payout % achieved. The LTI-TSR grants would have paid out at 200% as our three-year relative TSR was at the 88th percentile of our S&P 500 Health Care and Materials Indexes peer group, however, the actual payout % was 189%. The LTI-OM grants would have paid out at 180% as we exceeded our targets at the end of each year of the three-year performance period, however, the actual payout % was 160%.

Final LTI payouts were adjusted lower due to the LTI 3X value cap

Stockholder Engagement

While we were pleased with the 97% support for our 2018 Say-on-Pay proposal, we believe ongoing dialog with stockholders regarding our executive pay program is crucial.

In 2018, we contacted our largest stockholders to solicit their input on our current program and discuss any concerns they may have.  These stockholders reaffirmed their support for our program design and proposal to continue the current program into fiscal year 2019.

Financial Performance Highlights
Year-over-year financial results as compared to fiscal year 2017 results:
Measure	Fiscal 2017	Fiscal 2018	YOY %
S&P 500 TSR*	5,002.03	5,369.49	7.3%
Agilent TSR*	$67.42	$64.79	(3.9%)
Revenue (Actual)	$4.5B	$4.9B	9.9%
Operating Margin (non-GAAP)**	21.8%	22.8%	4.6%
Diluted EPS***	$2.10	$0.97	(53.8%)
Diluted EPS (non-GAAP)**	$2.36	$2.79	18.2%
*Stock prices shown for fiscal years 2017 and 2018 are as of 10/31/2017 and 10/31/2018 respectively and include reinvested dividends.

**Non-GAAP operating margin and non-GAAP diluted EPS are further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

***GAAP EPS was heavily impacted in fiscal year 2018 due to a discrete tax charge of $552 million related to the enactment of the Tax Act.

COMPENSATION DISCUSSION AND ANALYSIS

Correlation of CEO Compensation to Company Performance

The chart below demonstrates how the historical total direct compensation of our CEO compares to our four-year indexed TSR.

Aligning CEO and NEO Pay with Performance

For fiscal year 2018, approximately 89% of Mr. McMullen’s and 83% of our other NEOs’ total direct compensation consisted of short-term and long-term incentives and was “at-risk”— which means that this component can vary year to year depending on the performance of the company and our stock price performance.

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Outreach

We received 97% stockholder support on our 2018 Say-on-Pay proposal, along with support from the major stockholder advisory firms. While pleased with these results, our Compensation Committee and members of management believe ongoing dialog with stockholders regarding executive compensation is crucial. In 2018, we communicated with many of our largest stockholders to recap our program for fiscal year 2018 and discuss our strategy for fiscal year 2019. Stockholders affirmed our executive compensation program and supported our plan to maintain the current design for fiscal year 2019.

Fiscal Year 2018 Program Highlights

        For fiscal year 2018, we made no material changes to our program as we maintained operating margin and revenue as the financial metrics in the short-term incentive program and earnings per share and relative TSR as our metrics in the long-term incentive program.

Determining Executive Pay

Our executive pay decisions are grounded in a core philosophy that applies to all elements of compensation. Our compensation philosophy is intended to:

•	Align executive interests with stockholders;
•	Support our short- and long-term business strategy;
•	Deliver competitive total direct compensation targeted, in aggregate, around the 50th percentile of our peers to attract, retain and motivate the best employees; and
•	Provide pay for performance.

The following principal elements of compensation are provided under our executive compensation program:

Elements of Pay
Base Pay	✓ Baseline for competitive total compensation. ✓ Normally 20% or less of total direct compensation for NEOs.
Short-Term Incentives

✓ Focuses executives on critical operating and strategic goals best measured annually.

✓ Provides downside risk for underperformance and upside reward for success.

✓ Leverages financial measures such as revenue and operating margin, supplemented with select strategic initiatives.

Long-Term Incentives

✓ Performance pay representing the majority of NEO target compensation.

✓ Motivates and rewards multi-year stockholder value creation.

✓ Facilitates executive stock ownership.

✓ Enables retention.

✓ Delivered through performance shares and RSUs, both with a mandatory one-year post-vest holding period to encourage long-term orientation.

✓ Performance measures include long-term financial objectives and the relative performance of our stock.

Our actual total compensation for each NEO varies based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance. These three factors are considered in positioning salaries, determining earned short-term incentives and determining long-term incentive grant values.

COMPENSATION DISCUSSION AND ANALYSIS

Pay Practices

Our executive compensation program is supported by a set of strong governance provisions and pay practices.

Philosophy / Practice	Result
We structure compensation to create strong alignment with stockholder interests

✓    Majority of pay is delivered via performance-based vehicles such as long-term performance shares and annual cash incentives.

✓    Robust stock ownership guidelines.

✓    Mandatory one-year post-vest holding period on annual LTI awards.

We design our programs to avoid excessive risk taking (1)	✓ Strong recoupment and anti-hedging policies in place. ✓ Annual compensation risk assessment. ✓ Balanced internal and external goals.
We follow best practices in executive compensation design

✓    Limited perquisites.

✓    Double trigger on change in control benefit provisions and no tax gross-up agreements.

✓    No dividends / dividend-equivalents on unearned performance awards and unvested stock awards.

✓    No acceleration of vesting of equity awards or LTPP shares upon retirement.

✓    Independent Compensation Committee consultant.

(1)  See Compensation Risk Controls in Additional Information

Independent Compensation Committee and Consultant

The Compensation Committee is composed solely of independent members of the Board and operates under a Board-approved charter which outlines the Committee’s major duties and responsibilities. This charter is available on our Investor Relations website.

Semler Brossy, our independent compensation consultant, does not perform any other work for us, does not trade our stock, has independence policies that are reviewed annually by their Board of Directors, and will proactively notify the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee found no conflict of interest during fiscal year 2018.

For fiscal year 2018, our independent compensation consultants advised the Compensation Committee on several compensation matters, including but not limited to:

•	Criteria used to identify peer companies for executive compensation and performance metrics;
•	Evaluation of our total direct compensation levels and mix for the NEOs and four other senior officers;
•	Mix of long-term incentives, grant types and allocation of equity awards;
•	Review of the short- and long-term incentive programs for fiscal year 2019;
•	Review of various other proposals presented to the Compensation Committee by management; and
•	Support for stockholder outreach campaign.

COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Compensation

To determine total target compensation for the upcoming fiscal year, the Compensation Committee considered:

•	the performance of each individual executive for the last fiscal year;
•	the most recent peer group data from our independent compensation consultant;
•	our short-and long-term business and strategic goals; and
•	detailed tally sheets for the CEO and each NEO.

Our independent compensation consultant presents and analyzes market data for each individual position and provides insight on market practices for the Compensation Committee’s actions, but it does not make any specific compensation recommendations on the individual NEOs. Our consultant does collaborate with the Committee Chair to develop CEO pay recommendations. The Compensation Committee then determines the form and amount of compensation for all executive officers after considering the market data and company, business unit and individual performance.

Peer Group for Executive Compensation

Each year, the Compensation Committee meets with our independent compensation consultant to review and approve the peer group companies that satisfy our selection criteria. For fiscal year 2018, our compensation peer group consisted of the 30 companies listed below from the S&P 500 Health Care Index (excluding the Health Care Distributors, Health Care Facilities and Managed Health Care subsectors) with revenues between 0.25x and 2.5x times our projected revenue, supplemented with two of our most direct competitors (Thermo Fisher and Danaher). We also kept prior year peers if those companies were still in the S&P 500 and revenue was within plus or minus 10% of the range. The range of annual revenues for peer group members was determined so that our annual revenue would be around the median of the peer group. We used data from this peer group to set each NEO’s compensation for fiscal year 2018, with aggregate compensation targeted at around the peer group median.

•Alexion Pharma	•Cooper	•Intuitive Surgical	•Regeneron Pharma
•Baxter Intl	•Danaher	•Lab Corp of America	•Stryker
•Becton Dickinson	•DENTSPLY Sirona	•Mallinckrodt	•Thermo Fisher
•Biogen	•Edwards Lifesciences	•Mettler-Toledo	•Varian Medical Systems
•Boston Scientific	•Envision	•Mylan NV	•Vertex Pharma
•C.R. Bard	•Hologic	•Perkin Elmer	•Waters
•Celgene	•IDEXX Labs	•Perrigo	•Zimmer
•Cerner	•Illumina	•Quest Diagnostics	•Zoetis

Peer Group for the Long-Term Performance Program

The Compensation Committee believes that an expanded peer group is more appropriate for determining relative TSR under the company’s LTPP, as an expanded peer group provides a broader index for comparison. Therefore, the Compensation Committee uses the approximately 87 companies in the Health Care and Materials Indexes of the S&P 500 for determining TSR under the LTPP. Only companies that are included in one of these indexes at the beginning of the performance period and which have three years of stock price performance at the end of the performance period are included in the final calculation of results. Any change in the expanded peer group is solely due to Standard & Poor’s criteria for inclusion in the indexes.

Role of Management

The CEO and the Senior Vice President, Human Resources consider the responsibilities, performance and capabilities of each of our named executive officers, other than the CEO, and the compensation package they believe will attract, retain and motivate. The Senior Vice President, Human Resources does not provide input on setting his own compensation. A comprehensive analysis is conducted using a combination of the market data based on our compensation peer group and proxy data, performance against targets, and overall performance assessment. This data is used to determine if an increase in compensation is warranted and the

COMPENSATION DISCUSSION AND ANALYSIS

amount and type of any increase for each of the total compensation components for the then-current fiscal year. After consulting with the Senior Vice President, Human Resources, the CEO makes compensation recommendations, other than for his own compensation, to the Compensation Committee at its first meeting of the fiscal year.

CEO Compensation

The Compensation Committee establishes the CEO’s compensation based on a thorough review of the CEO’s performance that includes:

•	An objective assessment against predetermined metrics set by the Compensation Committee;
•	Tally sheets;
•	Market data from our independent compensation consultant;
•	A self-evaluation by the CEO that the Compensation Committee discusses with the independent directors; and
•	A qualitative evaluation of the CEO’s performance that is developed by the independent directors, including each member of the Compensation Committee, in executive session.

The Compensation Committee reviews the CEO’s total direct compensation package annually and presents its recommendation to the other independent directors for review and comment before making the final determinations on compensation for the CEO.

Fiscal Year 2018 Compensation

Base Salary

Our salaries reflect the responsibilities of each NEO and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our NEOs’ compensation and do not vary with company performance. Each NEOs’ base salary is set by considering market data as well as the performance of such NEO. For fiscal year 2018, our NEO base salaries ranged between the 25th and 75th percentile of our compensation peer group. Mr. Thaysen’s FY18 salary was increased in May in connection with his increased responsibilities as President of the Life Sciences and Applied Markets Group.

Name	FY17 Salary	FY18 Salary	Increase
Michael R. McMullen	$1,100,000	$1,175,000	7%
Robert McMahon	n/a	$610,000	n/a
Mark Doak	$525,000	$575,000	10%
Jacob Thaysen	$500,000	$575,000	15%
Dominique Grau	$450,000	$472,500	5%
Didier Hirsch	$630,000	$650,000	3%

Short-Term Cash Incentives

The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. These awards are linked to specific annual financial goals and key business initiatives for the overall company and the three business groups (LSAG, ACG and DGG). Annual cash incentives are paid to reward achievement of critical shorter-term operating, financial and strategic measures and goals that are expected to contribute to stockholder value creation over time. Financial goals are pre-established by the Compensation Committee at the beginning of the period, based on recommendations from management. The financial goals are based on our fiscal year 2018 financial plan established by the Board of Directors and were not changed after they were approved by the Compensation Committee. The Compensation Committee certifies the calculations of performance against the goals for each period and payouts, if any, are made in cash.

COMPENSATION DISCUSSION AND ANALYSIS

For fiscal year 2018, the awards under the Performance-Based Compensation Plan were determined by multiplying the individual’s base salary for the performance period by the individual’s target award percentage and the performance results, as follows:

Financial Goals	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Financial Portion of Target Bonus (75% to 100%)	X	Attainment % (based on actual performance)
Key Business Initiatives	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Strategic Portion of Target Bonus (0% to 25%)	X	Attainment % (based on actual performance)

Target Award Percentages and FY18 Actual Payouts

Our Compensation Committee set the fiscal year 2018 short-term incentive target amounts based on a percent of base salary pre-established for each NEO considering the relative responsibility of each NEO.  For fiscal year 2018, short-term incentive target bonuses were set at 130% of base salary for the CEO and either 80% or 70% of base salary for the other NEOs.

The payouts under the Performance-Based Compensation Plan for fiscal year 2018 are provided in the chart below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” The overall payout percent compared to target is shown above the actual columns.

Financial Goals and Fiscal Year 2018 Operational Results

The Performance-Based Compensation Plan financial goals were based on (1) our operating margin percentage and our revenue and (2) the adjusted operating margin percentage and revenue goals for each of the business units.  The Compensation Committee chose those metrics because:

•	operating margin keeps focus on expense discipline and meeting efficiency measures; and
•	revenue places focus on delivering strong top-line growth results.

The financial targets that must be met to receive the target payout are based on our business plan.

COMPENSATION DISCUSSION AND ANALYSIS

To determine earned awards, we use payout matrices that link the metrics and reflect threshold-to-maximum opportunities based on various achievement levels of the metrics. No awards are paid unless the operating margin percentage threshold is achieved and the maximum award under the plan is capped at 200% of the target award. The target metrics set for our short-term incentives and their corresponding results were as follows:

	Operating Margin %					Revenue $

	Threshold	Target	Max	Results	Goal Attainment	Target (Mil)	Max (Mil)	Results (Mil)	Goal Attainment	Payout Percentage (Per Matrix)
Agilent	18.8%	22.9%	25.2%	23.4%	102%	$4,773	$5,012	$4,859	102%	122%
LSAG	18.8%	22.9%	25.2%	24.3%	106%	$2,280	$2,394	$2,351	103%	154%
ACG	19.2%	23.4%	25.7%	23.6%	101%	$1,657	$1,740	$1,683	102%	116%
DGG	16.6%	20.3%	22.3%	19.7%	97%	$837	$878	$826	99%	85%

Note: The adjusted operating margin measure used in our executive compensation programs may differ from adjusted operating margin as reported in our quarterly earnings releases as it excludes the ongoing impact of material mergers and acquisitions.

Payout Matrices to Measure Financial Metrics

We use payout matrices to determine payout percentages for our fiscal year 2018 short-term incentive program. The payout matrices are designed to reward profitable growth by increasing payout percentages commensurate with increased operating margin and / or revenue achievement as illustrated in the table below.

		FY18 - Revenue Achievement (% of plan)
		0 - 90%	95.0%	100.0%	103.0%	105.0%
	110%	120.00%	135.00%	150.00%	180.00%	200.00%
FY18 - OM	105%	105.00%	115.00%	125.00%	147.50%	162.50%
Achievement	100%	90.00%	95.00%	100.00%	115.00%	125.00%
(% of plan)	90%	45.56%	49.17%	52.78%	61.11%	66.67%
	82%	10.00%	12.50%	15.00%	18.00%	20.00%

Note:  This specific payout matrix was used to determine the company level payout percentage. The payout percentage is determined by finding the intersection between goal attainments as a percentage of plan for each financial metric. Payout percentages are assigned to each intersection of revenue and operating margin percentage throughout the payout matrix. Payouts between the numbers represented in the table above are calculated on a linear payout matrix and the threshold amount for operating margin percentage must be met in order for a payout to be made. Payout matrices vary by business group.

Key Business Initiatives – Targets and Results

For fiscal year 2018, under the Performance-Based Compensation Plan, we continued to utilize annual key business initiatives to align NEOs’ objectives with strategic company priorities. These key business initiatives are established at the same time as the financial goals and account for 25% of the total target bonus for each NEO who was assigned to key business initiatives. The maximum payout per NEO for satisfaction of the strategic component is the lesser of (i) up to 200% of key business initiative performance results or (ii) 0.75% of non-GAAP pre-tax earnings for the Company, and the Compensation Committee may exercise negative discretion in determining the final payout.

COMPENSATION DISCUSSION AND ANALYSIS

The key business initiatives were selected to focus NEOs on strategic priorities such as revenue growth in specific markets and products, customer satisfaction scores and regulatory compliance. The following table sets forth (i) each key business initiative and its threshold, target and maximum achievement levels, (ii) the NEOs assigned to each key business initiative, and (iii) the final attainment and payout percentage for each objective. If an NEO is assigned to more than one objective, the weighting is equally distributed.  For fiscal year 2018, Messrs. McMullen, McMahon and Hirsch were not assigned to any key business initiatives. The targets were established with the rigor necessary to drive desired results for each initiative. For competitive purposes, specific threshold, target and maximum amounts are not shown in the descriptions that follow.

Officer Assigned	FY18 Key Business Initiative Description	Threshold (50%)	Target (100%)	Maximum (200%)	Payout Percentage
Mr. Doak	Agilent eCommerce order growth and Touchless by count (50/50 weight)	59% of plan 90% of plan	Achieve Plan Achieve Plan	141% of plan 110% of plan	200%
Messrs. Doak and Thaysen	ACG / LSAG China Revenue Growth	79% of plan	Achieve Plan	121% of plan	165%
Mr. Thaysen	LSAG Copper Revenue	83% of plan	Achieve Plan	117% of plan	100%
Mr. Thaysen	LSAG Market share growth in LC/MS	0% of plan	Achieve Plan	200% of plan	0%
Mr. Thaysen	DGG China revenue growth	72% of plan	Achieve Plan	128% of plan	58%
Mr. Thaysen	DGG Mallard Revenue	81% of plan	Achieve Plan	119% of plan	0%
Mr. Grau	Agilent China Revenue Growth	78% of plan	Achieve Plan	121% of plan	143%
Mr. Grau	GIO spend vs. Fall Plan	1% over plan	Achieve Plan	2% under plan	100%

Actual payout tables for key business initiatives use a straight-line payout slope (and/or key milestones) from threshold to target and from target to maximum. Final payouts for each key business initiative are recommended by the CEO and approved by the Compensation Committee.

Long-Term Incentives – Performance Stock Units and Restricted Stock Units

Performance Stock Units Earned in Fiscal Year 2018 – Relative TSR

Fifty percent of the performance stock units granted in fiscal year 2016 for the FY16 to FY18 performance period were measured based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal years 2016 through 2018. The company did not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected peer group with the payout percentages as follows:

	Peer Group TSR	Payout Percentage

75th Percentile	70.0%	200%
Median	30.7%	100%
25th Percentile	-2.4%	25%
Agilent	86.5%	200%

In November 2018, the Compensation Committee certified the relative TSR results for the FY16 to FY18 performance period. Agilent’s strong stock price performance exceeded the 75th percentile of our peer group and would normally have resulted in a 200% payout percentage. However, these grants were capped at three times the original grant date value which resulted in a share payout of less than 200%. See table below:

	Target Awards (Shares)	Original Target Award Value ($)	3X Value Cap at Payout ($)	Shares Awarded after Applying 3X Value Cap	Resulting Share Payout %
Michael R. McMullen	44,085	1,800,000	5,400,000	83,294	189%
Robert McMahon	n/a	n/a	n/a	n/a	n/a
Mark Doak	11,388	465,000	1,395,000	21,517	189%
Jacob Thaysen	5,878	240,000	720,000	11,105	189%
Dominique Grau	7,347	300,000	900,000	13,882	189%
Didier Hirsch	19,103	780,000	2,340,000	36,094	189%

Note: The final value shares awarded were determined by dividing the 3x value cap by $64.83, which was the 20-day average stock price ending on the day the Compensation Committee approved the payout of the shares.

COMPENSATION DISCUSSION AND ANALYSIS

Our TSR performance relative to peers and the payout percentages for the LTPP for the past five performance periods are set forth below:

Performance Stock Units Earned in Fiscal Year 2018 – Operating Margin

Fifty percent of the performance stock units granted in fiscal year 2016 for the FY16 to FY18 performance period had financial goals based on adjusted operating margin. The 180% payout percentage earned under these performance stock units was determined by calculating the operating margin percentage attained at the end of each of the three fiscal years in the performance period compared to the targets (which were set at the beginning of the three-year performance period). We use non-GAAP operating margin adjusted to exclude material M&A during the performance period, subject to Compensation Committee approval. The payout percentage, which was certified by the Compensation Committee at the November 2018 meeting was an average of the payout percentage for fiscal year 2016 to fiscal year 2018. The threshold, target, maximum and final attainment numbers are set forth in the table below:

Long-Term Performance Shares Operating Margin Percentage
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual OM%	Attainment Percentage
FY16	19.50%	20.50%	21.50%	20.9%	140%
FY17	20.50%	21.50%	22.50%	22.6%	200%
FY18	21.00%	22.00%	23.00%	23.8%	200%
Payout					180%

Note: The adjusted operating margin measure used in our executive compensation programs may differ from adjusted operating margin as reported in our quarterly earnings releases as it excludes the ongoing impact of material mergers and acquisitions.

In November 2018, the Compensation Committee certified the LTI OM results for the FY16-FY18 performance period. Agilent’s strong operating margin performance would normally have resulted in a 180% payout percentage. However, these grants were capped at three times the original grant date value resulting in a share payout lower than 180% as shown in the table below:

	Target Awards (Shares)	Original Target Award Value ($)	3X Value Cap at Payout ($)	Shares Awarded after Applying 3X Value Cap	Resulting Share payout %
Michael R. McMullen	52,143	1,800,000	5,400,000	83,294	160%
Robert McMahon	n/a	n/a	n/a	n/a	n/a
Mark Doak	13,470	465,000	1,395,000	21,517	160%
Jacob Thaysen	6,952	240,000	720,000	11,105	160%
Dominique Grau	8,690	300,000	900,000	13,882	160%
Didier Hirsch	22,595	780,000	2,340,000	36,094	160%

Note: The final value shares awarded were determined by dividing the 3x value cap by $64.83, which was the 20-day average stock price ending on the day the Compensation Committee approved the payout of the shares.

COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Performance Stock Units – FY17 to FY19 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2017 for the FY17 to FY19 performance period had financial goals based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal year 2017 through fiscal year 2019.  Relative TSR performance stock units are completely “at-risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive a payout.  The final and only payout will be at the end of fiscal year 2019 based on the relative TSR for the three-year performance period.

Earnings Per Share Performance Stock Units – FY17 to FY19 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2017 for the FY17 to FY19 performance period had financial goals based on earnings per share. Awards will be determined by calculating the earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The FY17 and FY18 EPS target was set at the mid-point of external guidance issued at the beginning of the fiscal year.  We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payout will be at the end of fiscal year 2019 based on an average of the payout percentage for each fiscal year. The threshold, target and maximum levels are set forth in the table below:

Long-Term Performance Shares Earnings Per Share
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual EPS (non-GAAP)	Attainment Percentage
FY17	$1.98	$2.13	$2.28	$2.36	200%
FY18	$2.36	$2.53	$2.70	$2.80	200%
FY19	$2.80	$3.03	$3.26	TBD	TBD
Payout					TBD

Note: The adjusted EPS measure used in our executive compensation programs may differ from adjusted EPS as reported in our quarterly earnings releases as it excludes the ongoing impact of material mergers and acquisitions.

Long-Term Incentives Granted in Fiscal Year 2018

The Compensation Committee places emphasis on performance as 60% of the annual NEO grants consist of performance awards. Restricted stock units make up the other 40% of the target LTI value. Stock grant values were delivered as follows:

Equity Vehicle	Weighting	Metric	Vesting	Holding Period	Methodology for Determining Target Award	Payout Range
Performance Stock Units	30%	Relative Total Shareholder Return	100% after 3rd year

Performance Stock Units	30%	Earnings Per Share	100% after 3rd year	One-year post-vest holding period	Divide the target award amount by the product of the 20-day average stock price, preceding the grant date, multiplied by the applicable accounting valuation	0x to 2X share target

Restricted Stock Units	40%	None	25% each year over 4 years			n/a

COMPENSATION DISCUSSION AND ANALYSIS

The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each NEO. The target value reflects the Compensation Committee’s judgment on the relative role of each NEO’s position within the company, as well as the performance of each NEO and benchmark data from our compensation peer group.

	Type of Award / Value / # of Shares
	Performance Stock Units - TSR		Performance Stock Units - EPS		Restricted Stock Units		Total Target Value of Long Term-Incentive Awards
Name	($)	(#)	($)	(#)	($)	(#)	($)
Michael R. McMullen	2,490,000	29,112	2,490,000	39,967	3,320,000	53,695	8,300,000
Robert McMahon*	1,200,000	14,847	1,200,000	19,801	1,600,000	26,635	4,000,000
Mark Doak	615,000	7,190	615,000	9,871	820,000	13,262	2,050,000
Jacob Thaysen	547,500	6,442	547,500	8,797	730,000	11,820	1,825,000
Dominique Grau	375,000	4,384	375,000	6,019	500,000	8,086	1,250,000
Didier Hirsch	825,000	9,645	825,000	13,242	1,100,000	17,790	2,750,000

*Mr. McMahon received $4M in LTI grants to help facilitate replacement of equity from his former employer.

Performance Conditions for Performance Stock Units Granted in Fiscal Year 2018

The Compensation Committee has established rolling three-year performance periods for determining earned performance stock awards. The financial goals for the performance stock units for fiscal year 2018 are based on relative TSR and earnings per share. Relative TSR aligns with stockholder interests as higher TSR results in higher potential returns for stockholders as well as ensuring a correlation between performance and payouts. Earnings per share ensures our executives are focused on long-term superior earnings growth. As noted above, our fiscal year 2018 short-term incentive program focuses on adjusted operating margin and revenue, which drive internal business strategies that in turn impact our TSR.

Relative TSR Performance Stock Units – FY18 to FY20 Performance Period

The performance stock units granted in fiscal year 2018 with relative TSR as a metric will be measured and paid out based on relative TSR versus all companies in our LTPP peer group, the Health Care and Materials Indexes of the S&P 500 for fiscal year 2018 through fiscal year 2020. The LTPP peer group companies are established at the beginning of the performance period and need to have three full years of stock price data to be used in the final relative TSR calculation. The company does not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected LTPP peer group. The payout schedule determined by the Compensation Committee in fiscal year 2018 was as follows:

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

Relative TSR performance stock units are completely “at-risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive a payout.

For purposes of determining the relative TSR awards, relative TSR reflects (i) the aggregate change in the 20-day average closing price of our stock versus each of the companies in our LTPP peer group, each as measured at the beginning and end of the three-year performance period plus (ii) the value (if any) returned to stockholders in the form of dividends or similar distributions, assumed to be reinvested on distribution date on a pre-tax basis.

COMPENSATION DISCUSSION AND ANALYSIS

Earnings Per Share Performance Stock Units – FY18 to FY20 Performance Period

The earnings per share performance awards will be determined by calculating the earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The FY18 EPS target was set at the mid-point of external guidance issued at the beginning of the fiscal year.  We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payout will be at the end of fiscal year 2020 based on an average of the payout percentage for each fiscal year. The threshold, target and maximum levels are set forth in the table below:

Long-Term Performance Shares Earnings Per Share
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual EPS (non-GAAP)	Attainment Percentage
FY18	$2.36	$2.53	$2.70	$2.80	200%
FY19	$2.80	$3.03	$3.26	TBD	TBD
FY20	TBD	TBD	TBD	TBD	TBD
Payout					TBD

Note: The adjusted EPS measure used in our executive compensation programs may differ from adjusted EPS as reported in our quarterly earnings releases as it excludes the ongoing impact of material mergers and acquisitions.

Additional Information

Equity Grant Practices

The Compensation Committee generally makes grants of stock awards to our NEOs at the first Compensation Committee meeting of our fiscal year. Awards are neither timed to relate to the price of our stock nor to correspond with the release of material non-public information, although grants are generally made when our trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such grants. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Compensation Committee meeting following the employee’s start date. The standard vesting schedule for our equity grants is 100% after the third year for performance stock units and 25% per year over four years for restricted stock units. Starting in fiscal year 2016, awards granted to executive level employees and above are also subject to a one-year post-vest holding period. In fiscal year 2018, we removed the 3X value cap on long-term performance shares to keep executives focused and motivated towards achieving top results.

When an employee retires after age 55 with 15 years of service, his or her stock options and stock awards continue to vest per their original vesting schedule rather than accelerate at termination and such employee is eligible to receive the full amount paid out under his or her performance stock units at the end of the applicable performance period, assuming such retirement occurs after the 12-month anniversary of the date of grant of the performance stock units.    If such retirement occurs during the first 12 months of the date of grant of the performance stock units, the employee would be eligible to receive a pro rata portion of the amount paid out under his or her performance stock units at the end of the applicable performance period.  We believe continued vesting into retirement better aligns NEO interests with stockholders beyond the date they retire from the company.  As of October 31, 2018, Messrs. McMullen, Doak, Grau and Hirsch met the eligibility requirements for continued vesting upon retirement.  Stock options and stock awards vest on a “double-trigger” basis in connection with a change in control as described below.  Finally, if an employee dies or becomes fully disabled, his or her unvested stock options or stock awards fully vest.

Compensation Risk Controls

Semler Brossy, our independent compensation consultant, collaborates with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2018 did not identify any significant compensation-related risks and concluded that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. Semler Brossy also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies and controls in place to mitigate compensation-related risk, including the following:

COMPENSATION DISCUSSION AND ANALYSIS

Recoupment Policy

We maintain an Executive Compensation Recoupment Policy that applies to all our executive officers covered by Section 16 of the Securities Exchange Act. Under this Policy, in the event of (1) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct) or (2) fraud or misconduct by an executive officer, the Compensation Committee will, in the case of a restatement, review all short and long-term incentive compensation awards that were paid or awarded to executive officers for performance periods beginning after July 14, 2009 that occurred, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Compensation Committee will consider actions to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as the Compensation Committee deems appropriate.

These actions may include, without limitation:

•    requiring reimbursement of compensation;

•    the cancellation of outstanding restricted stock or deferred stock awards, stock options, and other equity incentive awards;

•    limiting future awards or compensation; and

•    requiring the disgorgement of profits realized from the sale of our stock to the extent such profit resulted from fraud or misconduct.

Insider Trading Policy

Our insider trading policy expressly prohibits:

•    ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our stock;

•    officers and directors from pledging our securities as collateral for loans; and

•    officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.

Stock Ownership Guidelines

Our stock ownership guidelines are designed to encourage our NEOs and other executive officers to achieve and maintain a significant equity stake in our company and more closely align their interests with those of our stockholders. The guidelines provide that the CEO and CFO and other executive officers should accumulate and hold, within five years from election to his or her position, an investment level in our stock equal to the lesser of a multiple of his or her annual base salary or accumulate a direct ownership of our stock as set forth below:

	Investment Level =	Direct Ownership of
	Multiple of Annual	Agilent Stock
Executive	Base Salary	(# of Shares)
CEO	6X	N/A
CFO	3X	80,000
All other executive officers	3X	40,000

Shares directly owned by the executive officer and their household family members, deferred shares and vested restricted stock units are considered in complying with these guidelines.  An annual review is conducted to assess compliance with the guidelines and at the end of fiscal year 2018, all of our NEOs had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

COMPENSATION DISCUSSION AND ANALYSIS

Benefits

Our global benefits philosophy is to provide NEOs with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2018, the CEO and other NEOs were eligible to receive the same benefits that are generally available to our other employees.  Generally, it is our Compensation Committee’s philosophy to not provide perquisites to our NEOs except in limited circumstances.

In addition to the company-wide benefits, our NEOs have company-paid financial counseling through a third-party service to assist with their personal finances. We believe that providing this service gives our NEOs a better understanding of their pay and benefits, allowing them to concentrate on our business objectives. Financial counseling is a benefit generally provided by our peer companies and is available at a reasonable group cost to us.

In addition, our executive officers can use company drivers to transport themselves and their family members to the airport for personal travel.  Lastly, we provided some relocation expenses for Messrs. McMullen, McMahon and Thaysen to facilitate their relocations to the San Francisco Bay Area from New Jersey, Massachusetts and Denmark, respectively. These perquisites are included in the “All other Compensation” column in the “Summary Compensation Table.”

Deferred Compensation

NEOs on the U.S. payroll are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTPP. The deferrals are made through our 2005 Deferred Compensation Plan, which is available to all active employees on the US payroll whose total target compensation is greater than or equal to $275,000. This is a common benefit arrangement offered by our peer companies, and our plan does not guarantee above market or a specific rate of return on deferrals.

These benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation” below and the narrative descriptions accompanying this section.

Retirement and Pension Benefits

Our executive officers are entitled to participate in the same defined contribution retirement plan that is generally available to all of our eligible employees.  We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their eligible compensation under applicable rules.  We believe that this retirement program permits our executives to save for their retirement in a tax-effective manner.

Policy Regarding Compensation in Excess of $1 Million per Year

Section 162(m) generally disallows a tax deduction for compensation in excess of $1 million paid to our “covered employees,” which currently include our CEO and the three other most highly compensated NEOs employed at the end of the year (other than our CFO).

Our Compensation Committee considers the impact of Section 162(m) in setting and determining executive compensation because it is concerned with the net cost of executive compensation to the company (i.e., taking into account the tax treatment of the compensation), and its ability to effectively administer executive compensation in the long-term interests of stockholders.

For fiscal year 2018, short-term cash incentives, restricted stock units and long-term performance stock units were intended to comply with the exception for performance-based compensation under Section 162(m) as then in effect. However, to maintain flexibility in rewarding individual performance and contributions, the Compensation Committee will not limit all the amounts paid under all of our compensation programs to just those that qualify for tax deductibility. Further, we cannot guarantee that compensation that was intended to comply with the performance-based compensation exception under Section 162(m) will in fact so qualify.

COMPENSATION DISCUSSION AND ANALYSIS

Under the Tax Act, effective for our taxable year beginning November 1, 2018, the exception under Section 162(m) for performance-based compensation will no longer be available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017.  In addition, the covered employees will be expanded to include our CFO, and once one of our NEOs is considered a covered employee, the NEO will remain a covered employee so long as he or she receives compensation from us.  As regulatory guidance is issued, the Compensation Committee will continue to assess the full impact of the Tax Act’s changes to Section 162(m) on the Company and our compensation programs.

Termination and Change of Control

Consistent with the practice of many of our peers, the Compensation Committee adopted change-of-control agreements designed to provide protection to the NEOs so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, our best interests and those of all our stockholders. These agreements provide for a “double-trigger” payout only in the event of a change of control and the executive officer is either terminated from his-or-her position or moved into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (these agreements do not become operative unless both events occur).

We have eliminated excise tax gross-ups for our CEO, Mr. McMullen, and all officers entering into newly executed change-of-control agreements after July 14, 2009 and with Mr. Hirsch’s retirement on October 31, 2018, none of our current officers have change-of-control agreements with an excise tax gross-up clause. Potential payments to our NEOs in the event of a change of control under our existing agreements are reported in the “Termination and Change of Control Table.”

In addition, we have a Workforce Management Program in place that is applicable to all employees, including NEOs. Employment security is tied to competitive realities as well as individual results and performance, but from time to time, business circumstances could dictate the need for us to reduce our workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The company’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the company’s 2018 Annual Report on Form 10-K.

Submitted by:
Compensation Committee
Tadataka Yamada, M.D., Chairperson
Hans E. Bishop Heidi Kunz
George A. Scangos, PhD

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs for fiscal year 2018 and, if applicable, during fiscal year 2017 and 2016.  All compensation is disclosed, whether or not such amounts were paid in such year:

Name and		Salary	Cash Bonus(2)	Stock Awards (3)(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All other Compensation (7)	Total
Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)
Michael R. McMullen	2018	1,168,750	-	8,476,147	1,863,550	-	199,783	11,708,230
Chief Executive Officer	2017	1,095,833	-	7,205,347	1,580,150	-	209,331	10,090,661
	2016	1,041,667	-	6,341,255	1,338,183	48,144	145,166	8,914,415
Robert McMahon	2018	147,879	2,000,000	4,131,798	146,801	-	155,385	6,581,863
Senior Vice President,
Chief Financial Officer
Mark Doak	2018	570,833	-	2,088,406	620,425	-	41,982	3,321,646
Senior Vice President,	2017	520,833	-	1,899,068	453,787	-	51,822	2,925,510
President Cross-Lab Group	2016	470,833	-	1,638,114	476,867	17,786	36,608	2,640,208
Jacob Thaysen	2018	556,250	-	1,845,713	484,752	-	129,077	3,015,792
Senior Vice President,	2017	495,000	-	1,338,104	356,583	-	211,242	2,400,930
President Life Sciences and	2016	436,667	-	845,472	510,753	-	1,020,749	2,813,641
Applied Markets Group
Dominique Grau	2018	470,625	-	1,276,453	403,042	-	62,644	2,212,764
Senior Vice President,
Human Resources
Didier Hirsch	2018	648,333	-	2,808,278	634,400	-	81,408	4,172,419
Former Senior Vice President,	2017	627,500	-	2,676,250	556,920	-	79,927	3,940,597
Chief Financial Officer	2016	600,000	-	2,747,816	494,112	49,401	41,066	3,932,395

(1)

Compensation is provided only for fiscal years for which each individual qualified as an NEO. Mr. McMahon’s pro-rated base salary and non-equity incentive plan compensation reflect his employment at Agilent from August 3rd to October 31st. He assumed the CFO role on September 1st.

(2)	Mr. McMahon received a $2,000,000 sign-on bonus in fiscal year 2018.
(3)

Reflects the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Stock Compensation (“FASB ASC Topic 718”).  For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 3 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on December 20, 2018.

(4)

The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the LTPP and 2018 Stock Plan.  For performance-based restricted stock unit awards, the grant date fair value of such awards at the time of grant was based upon the probable outcome at the time of grant. The value of the performance-based restricted stock unit awards at the grant date, assuming that the highest level of performance conditions are achieved are $10,114,204, $4,963,796, $2,493,729, $2,204,550, $1,523,150 and $3,350,989 for Messrs. McMullen, McMahon, Doak, Thaysen, Grau and Hirsch respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards.

(5)	Amounts consist of incentive awards earned by the NEOs during the fiscal year under the Performance-Based Compensation Plan for Covered Employees.
(6)

Amounts represent the net change in pension value for the following company sponsored pension plans: Agilent Technologies, Inc. Deferred Profit-Sharing Plan; Agilent Technologies, Inc. Retirement Plan and the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan. The cumulative year-over-year changes for Messrs. McMullen, Doak and Hirsch resulted in net losses but are shown in the table as zero.

EXECUTIVE COMPENSATION

(7)

NEO	401(k) Employer Contribution (a)	Deferred Compensation Employer Contributions (b)	Financial Counseling (c)	Travel Expenses (d)	Relocation(e)	Total
Mr. McMullen	$16,164	$53,100	$34,612	$5,068	$90,839	$199,783
Mr. McMahon	$7,625	$0	$0	$0	$147,760	$155,385
Mr. Doak	$16,500	$17,288	$2,813	$5,381	$0	$41,982
Mr. Thaysen	$14,276	$14,427	$22,394	$4,420	$73,560	$129,077
Mr. Grau	$30,167	$21,336	$7,749	$3,392	$0	$62,644
Mr. Hirsch	$30,167	$40,820	$5,901	$4,520	$0	$81,408

a) Amounts reflect company contributions to the Agilent Technologies, Inc. 401(k) Plan in fiscal year 2018. In addition to the company match, Messrs. Grau and Hirsch also received a transitional company contribution which was provided to all eligible employees as a result of the freeze of our pension plan.

b) Amounts reflect company contributions to the Agilent Technologies Deferred Compensation Plan in fiscal year 2018. In addition to the company match, Messrs. Grau and Hirsch also received a transitional company contribution which was provided to all eligible employees as a result of the freeze of our pension plan.

c) Amounts reflect the cost to the company of financial counseling and tax preparation services.

d) Amounts reflect imputed income expenses for the use of our drivers and vehicles for personal travel, including spouses and family; and expenses related to spousal travel to our annual President’s Club meeting to recognize the highest performing sales people in the company. The amounts include tax gross-ups on the expenses related to spousal travel to our President’s Club of $4,231, $5,199, $4,347, $3,210 and $4,411 for Messrs. McMullen, Doak, Thaysen, Grau and Hirsch. Gross-ups on spousal travel to our President’s Club is provided for all attendees, not just the named executive officers.

e) Our relocation program is available to all employees, including officers, and is designed to facilitate employee relocations that support our business priorities. Our relocation program does not provide any payments for loss on the sale of a home or special tax gross-ups. When Mr. McMullen was named CEO, and once his management team had been identified, it was decided that it would be in the best interest of the company and its stockholders for Mr. McMullen and Mr. Thaysen (and most recently for Mr. McMahon) to relocate to the Bay Area and work at our corporate headquarters located in Santa Clara, one of the costliest housing areas in the U.S. For Messrs. McMullen, Thaysen and McMahon, this entailed permanent relocation from New Jersey, Denmark and Massachusetts, respectively.  To facilitate these moves, each of these NEOs participated in our relocation program. For fiscal year 2018, relocation costs for Mr. McMullen were $90,839 in total for his expenses related to his relocation from New Jersey to the San Francisco Bay Area. This amount covered expense related to the purchase of a home. The total relocation costs for 2018 for Mr. Thaysen were $73,560 for his relocation from Denmark for cost of living adjustments. The total relocation costs for Mr. McMahon’s relocation from Massachusetts for 2018 were $147,760. These expenses included a $61,000 mobility bonus; $50,833 for relocation expenses that are not reimbursed; $31,862 for expenses related to the sale and purchase of a home; $1,740 for fees related to the management of his relocation and $2,325 for miscellaneous expenses.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2018. For more information, please refer to the “Compensation Discussion and Analysis.”

									Grant Date
		Estimated Possible Payouts Under			Estimated Payouts Under Equity			All Other	Fair Value
		Non-Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Stock	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (3)	Awards (4)
Name	Grant Date	($)	($)	($)	($)	($)	($)	($)	($)
Michael R. McMullen	11/14/2017	152,750	1,527,500	3,055,000	-	-	-	-	-
	11/14/2017	-	-	-	622,500	2,490,000	4,980,000	-	2,566,477
	11/14/2017	-	-	-	622,500	2,490,000	4,980,000	-	2,490,625
	11/14/2017	-	-	-	-	-	-	3,419,045	3,419,045
Robert McMahon	8/3/2018	12,033	120,329	240,658	-	-	-	-	-
	8/3/2018	-	-	-	300,000	1,200,000	2,400,000	-	1,245,845
	8/3/2018	-	-	-	300,000	1,200,000	2,400,000	-	1,236,053
	8/3/2018	-	-	-	-	-	-	1,649,900	1,649,900
Mark Doak	11/14/2017	92,000	460,000	920,000	-	-	-	-	-
	11/14/2017	-	-	-	153,750	615,000	1,230,000	-	633,865
	11/14/2017	-	-	-	153,750	615,000	1,230,000	-	612,999
	11/14/2017	-	-	-	-	-	-	841,542	841,542
Jacob Thaysen	11/14/2017	92,000	460,000	920,000	-	-	-	-	-
	11/14/2017	-	-	-	136,875	547,500	1,095,000	-	460,497
	11/14/2017	-	-	-	136,875	547,500	1,095,000	-	446,867
	11/14/2017	-	-	-	-	-	-	613,473	613,473
	5/15/2018	-	-	-	24,375	97,500	195,000	-	97,478
	5/15/2018	-	-	-	24,375	97,500	195,000	-	97,433
	5/15/2018	-	-	-	-	-	-	129,965	129,965
Dominique Grau	11/14/2017	66,150	330,750	661,500	-	-	-	-	-
	11/14/2017	-	-	-	93,750	375,000	750,000	-	386,510
	11/14/2017	-	-	-	93,750	375,000	750,000	-	375,065
	11/14/2017	-	-	-	-	-	-	514,878	514,878
Didier Hirsch	11/14/2017	52,000	520,000	1,040,000	-	-	-	-	-
	11/14/2017	-	-	-	206,250	825,000	1,650,000	-	850,334
	11/14/2017	-	-	-	206,250	825,000	1,650,000	-	825,161
	11/14/2017	-	-	-	-	-	-	1,132,784	1,132,784

(1)

Reflects the value of the potential payout targets for fiscal year 2018 pursuant to the annual award program under our Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.”

(2)

Reflects the value of potential payout of the target number of performance shares granted in fiscal year 2018 for the FY18 through FY20 performance period under our LTPP.  Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in our LTPP were met. Payout, if any, will be in the form of our common stock. Please see “Compensation Discussion and Analysis - Long-Term Incentives” for disclosure regarding material terms of the LTPP.

(3)

Reflects restricted stock units granted in fiscal year 2018 under the 2018 Stock Plan in accordance with our long-term incentive goals as described in the “Compensation Discussion and Analysis—Long-Term Incentives.” Such restricted stock units vest at 25% per year over four years with a one-year post-vest holding period assigned to each tranche as it vests.

(4)

Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718 based on the target level of performance. Values differ due to the performance criteria assigned to each award.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of options, performance-based stock awards and restricted stock units, by our NEOs as of October 31, 2018. In November 2014, all outstanding shares and exercise prices from grants made prior to November 1, 2014 were adjusted due to the spin-off of Keysight Technologies.

		Option Awards (1)				Restricted Stock Unit Awards (2)		Performance Share Awards
						Number of Shares or	Market Value of
		Number of Securities Underlying				Units of Stock	Shares or Units	Number of Unearned	Market Value of
		Unexercised Options (#)		Option Exercise	Option Expiration	That Have Not	That Have Not	Shares That Have	Shares That Have
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Not Vested (3) (#)	Not Vested ($)
Michael R.	11/21/2012	98,543	-	26.19	11/20/2022	-	-	-	-
McMullen	11/20/2013	72,716	-	39.12	11/19/2023	-	-	-	-
	11/19/2014	121,950	40,651	40.80	11/18/2024	-	-	-	-
	3/18/2015	49,621	16,541	42.12	3/17/2025	-	-	-	-
	11/18/2015	-	-	-	-	34,314	2,223,204	-	-
	11/16/2016	-	-	-	-	50,973	3,302,541	-	-
	11/14/2017	-	-	-	-	52,433	3,397,134	-	-
	11/18/2015	-	-	-	-	-	-	52,143	3,378,345
	11/18/2015	-	-	-	-	-	-	44,085	2,856,267
	11/16/2016	-	-	-	-	-	-	52,199	3,381,973
	11/16/2016	-	-	-	-	-	-	40,299	2,610,972
	11/14/2017	-	-	-	-	-	-	29,112	1,886,166
	11/14/2017	-	-	-	-	-	-	39,967	2,589,462
Total		342,830	57,192			137,720	8,922,879	257,805	16,703,185
Robert	8/3/2018	-	-	-	-	26,635	1,725,682	-	-
McMahon	8/3/2018	-	-	-	-	-	-	14,847	961,937
	8/3/2018	-	-	-	-	-	-	19,801	1,282,907
Total		-	-			26,635	1,725,682	34,648	2,244,844
Mark	11/18/2009	6	-	21.53	11/17/2019	-	-	-	-
Doak	11/19/2014	-	12,421	40.80	11/18/2024	-	-	-	-
	11/18/2015	-	-	-	-	8,865	574,363	-	-
	11/16/2016	-	-	-	-	13,434	870,389	-	-
	11/14/2017	-	-	-	-	12,950	839,031	-	-
	11/18/2015	-	-	-	-	-	-	13,470	872,721
	11/18/2015	-	-	-	-	-	-	11,388	737,829
	11/16/2016	-	-	-	-	-	-	13,758	891,381
	11/16/2016	-	-	-	-	-	-	10,621	688,135
	11/14/2017	-	-	-	-	-	-	7,190	465,840
	11/14/2017	-	-	-	-	-	-	9,871	639,542
Total		6	12,421			35,249	2,283,783	66,298	4,295,448
Jacob	11/18/15	-	-	-	-	4,685	303,541	-	-
Thaysen	11/16/16	-	-	-	-	9,694	628,074	-	-
	11/14/17	-	-	-	-	9,704	628,722	-	-
	05/15/18	-	-	-	-	2,116	137,096	-	-
	11/18/15	-	-	-	-	-	-	6,952	450,420
	11/18/15	-	-	-	-	-	-	5,878	380,836
	11/16/16	-	-	-	-	-	-	9,694	628,074
	11/16/16	-	-	-	-	-	-	7,484	484,888
	11/14/17	-	-	-	-	-	-	5,261	340,860
	11/14/17	-	-	-	-	-	-	7,223	467,978
	05/15/18	-	-	-	-	-	-	1,181	76,517
	05/15/18	-	-	-	-	-	-	1,574	101,979
Total		-	-			26,199	1,697,433	45,247	2,931,552
Dominique	11/17/2010	17,804	-	25.73	11/16/2020	-	-	-	-
Grau	11/17/2011	15,423	-	27.19	11/16/2021	-	-	-	-
	11/21/2012	18,066	-	26.19	11/20/2022	-	-	-	-
	11/20/2013	12,970	-	39.12	11/19/2023	-	-	-	-
	11/19/2014	27,099	9,034	40.80	11/18/2024	-	-	-	-
	11/18/2015	-	-	-	-	5,719	370,534	-	-
	11/16/2016	-	-	-	-	8,374	542,551	-	-
	11/14/2017	-	-	-	-	7,895	511,517	-	-
	11/18/2015	-	-	-	-	-	-	8,690	563,025
	11/18/2015	-	-	-	-	-	-	7,347	476,012
	11/16/2016	-	-	-	-	-	-	8,575	555,574
	11/16/2016	-	-	-	-	-	-	6,620	428,910
	11/14/2017	-	-	-	-	-	-	4,384	284,039
	11/14/2017	-	-	-	-	-	-	6,019	389,971
Total		91,362	9,034			21,988	1,424,602	41,635	2,697,531

EXECUTIVE COMPENSATION

Didier	11/21/2012	50,000	-	26.19	11/20/2022	-	-	-	-
Hirsch	11/20/2013	76,647	-	39.12	11/19/2023	-	-	-	-
	11/19/2014	71,137	23,713	40.80	11/18/2024	-	-	-	-
	11/18/2015	-	-	-	-	14,869	963,363	-	-
	11/16/2016	-	-	-	-	18,933	1,226,669	-	-
	11/14/2017	-	-	-	-	17,371	1,125,467	-	-
	11/18/2015	-	-	-	-	-	-	22,595	1,463,930
	11/18/2015	-	-	-	-	-	-	19,103	1,237,683
	11/16/2016	-	-	-	-	-	-	19,388	1,256,149
	11/16/2016	-	-	-	-	-	-	14,968	969,777
	11/14/2017	-	-	-	-	-	-	9,645	624,900
	11/14/2017	-	-	-	-	-	-	13,242	857,949
Total		197,784	23,713			51,173	3,315,499	98,941	6,410,388

(1)	All options vest at the rate of 25% per year over four years.
(2)	All RSUs vest at the rate of 25% per year over four years.
(3)

Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal year 2018 for each NEO under the LTPP. Since the FY15-FY17 performance awards paid out at 200% the previous year, the amounts are shown at the maximum payout. The performance share awards granted on November 18, 2015 were vested and assessed on November 13, 2018. The performance share awards granted on November 16, 2016 will vest and be assessed in November 2019. The performance share awards granted on November 14, 2017 will vest and be assessed in November 2020.

Option Exercises and Stock Vested

The following table sets forth information on restricted stock units and performance awards which vested during fiscal year 2018 and stock option exercises that took place in fiscal year 2018 and the value realized on the date of exercise, if any, by each of our NEOs.

	Option Awards		Restricted Stock Unit Awards		Performance Awards
	Number of		Number of		Number of
	Shares	Value Realized	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	Acquired on	on Exercise	Upon Vesting (1)	on Vesting (2)	Upon Vesting (3)	on Vesting (4)
Name	Exercise (#)	($)	(#)	($)	(#)	($)
Michael R. McMullen	132,365	5,868,319	35,408	2,432,242	166,588	10,800,000
Robert McMahon	-	-	-	-	-	-
Mark Doak	15,567	428,708	9,222	633,509	43,034	2,790,000
Jacob Thaysen	22,583	658,245	5,706	392,350	22,210	1,440,000
Dominique Grau	-	-	11,735	803,639	27,764	1,800,000
Didier Hirsch	40,000	1,748,400	14,163	973,086	72,188	4,680,000

(1)	The amounts reflect the number of units that vested during the fiscal year, including the shares that vested but were still subject to a one-year post-vest holding period.
(2)	The market value of these awards is based on the closing price of our common stock on the date the shares were exercised or vested.
(3)

Amounts reflect the performance shares granted in fiscal year 2016 pursuant to the LTPP for the fiscal year 2016-2018 performance period and paid out in calendar year 2018. Messrs. Doak, Thaysen and Hirsch had elected to defer 4,302, 21,098 and 68,578 shares respectively, into their Deferred Compensation Accounts. All performance award shares were subject to a one-year post-vest holding period.

(4)	The market value of these awards is based on the 20-day average closing price of our common stock ending on November 13, 2018, the date of issuance of these shares.

EXECUTIVE COMPENSATION

Pension Benefits

The following table shows the estimated present value of accumulated benefits, including years of service, payable at normal retirement age (65) to our NEOs under certain pension plans. Messrs. McMahon and Thaysen did not have an interest in any of our pension plans and there were no payments under any of our pension plans to any of our NEOs in fiscal year 2018.  To calculate an eligible employee’s years of service, the pension plans will bridge each eligible employee’s service, if any, with Hewlett-Packard Company prior to June 2, 2000 to that eligible employee’s service with us on or after June 2, 2000; the total years of service will reflect employment service from both Hewlett-Packard and us, capped at 30 years of service. The cost of all pension plans set forth below is paid entirely by us. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715: Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2018). The present value is based on a lump sum interest rate of 6%, DPSP rate of return of 7.5% and the “applicable mortality table” described in section 417(e)(3) of the Internal Revenue Code. See also Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, as filed with the SEC on December 20, 2018.

Pension Benefits
	Eligible for	Number of	Present
	Full	Years of	Value of
	Retirement	Credited	Accumulated
Name	Benefits?	Service (#)	Benefit ($)
Michael R. McMullen
Deferred Profit-Sharing Plan			190,966
U.S. Retirement Plan	Y	30	786,763
Supplemental Benefit Plan			830,745
Total			1,808,474
Mark Doak
Deferred Profit-Sharing Plan			182,835
U.S. Retirement Plan	Y	30	688,195
Supplemental Benefit Plan			62,098
Total			933,128
Dominique Grau
Deferred Profit-Sharing Plan			-
U.S. Retirement Plan	Y	10	394,838
Supplemental Benefit Plan			172,481
Total			567,319
Didier Hirsch
Deferred Profit-Sharing Plan			-
U.S. Retirement Plan	Y	17	598,237
Supplemental Benefit Plan			547,707
International Relocation Benefit Plan			107,463
Total			1,253,407

Deferred Profit-Sharing Plan

The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by Hewlett-Packard and covers participants’ service with Hewlett-Packard before November 1, 1993 and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

EXECUTIVE COMPENSATION

Benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

Retirement Plan

The Retirement Plan, which was frozen for all participants as of April 30, 2016, was available to all employees hired onto U.S. payroll before November 1, 2014 and guarantees a minimum retirement benefit payable at normal retirement age (the later of age 65 or termination). Benefits were accrued on a monthly basis as a lump sum payable at normal retirement age based on eligible pay and years of service up to a maximum of 30 years as follows:

For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

Supplemental Benefit Retirement Plan

The Supplemental Benefit Retirement Plan, which was frozen for all participants as of April 30, 2016, is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the combined qualified Retirement Plan and Deferred Profit-Sharing Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Internal Revenue Code.

Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

•	Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his qualified Retirement Plan benefit.
•

Accruals after December 31, 2004 are paid based on the date the participant retires or terminates: in January immediately following if retirement or termination occurs during the first six months of the year; or in July if retirement or termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

EXECUTIVE COMPENSATION

Agilent Technologies, Inc. International Relocation Benefit Plan

The Agilent Technologies, Inc. International Relocation Benefit Plan (IRBP) is an unfunded program that was created by Hewlett-Packard in 1989 and was open to employees who transferred from one country payroll to another at the company’s request prior to December 1, 2001. Mr. Hirsch transferred from France to the United States at the company’s request in September 1999. Upon transfer to the US payroll, he became eligible to participate in the company’s US retirement programs and was no longer eligible to accrue benefits under the France Pension Plan. As he transferred at the company’s request, he became eligible for the IRBP. The objective of the IRBP is to mitigate the possible estimated retirement income loss under country social security plans, governmental programs and our retirement schemes to an employee who has transferred internationally on a permanent, company-sponsored basis. The plan was closed to new participants effective November 30, 2001. Effective May 1, 2012, the IRBP benefit was frozen for all participants. Mr. Hirsch’s benefit was $107,462 as of October 31, 2018. The frozen IRBP benefit accrued interest at 2% annum until his retirement. Any loss of retirement income resulting from Mr. Hirsch’s no longer accruing benefits under the foregoing French arrangements will be paid to Mr. Hirsch in a single lump sum upon retirement from the company’s general assets as soon as administratively feasible.

Non-Qualified Deferred Compensation

For fiscal year 2018, the 2005 Deferred Compensation Plan was available to all active employees on the US payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $275,000.

There are three types of earnings that may be deferred under the program:

1.	100% of annual base pay earnings in excess of the IRS qualified plan limit of $275,000 for 2018;
2.	95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and
3.	95% of performance-based compensation paid out in accordance with the terms of our LTPP. Awards under this program are paid out in the form of our common stock.

Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, most of which mirror the investment choices under our tax-qualified 401(k) plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ accounts from the funds that the participant has elected.

At the time participation is elected, employees must also elect payout in one of three forms, which can commence upon termination or be delayed by an additional one, two or three years following termination:

1.	a single lump sum payment;
2.	annual installments over a five to fifteen-year period; or
3.	a single lump sum payment in January or July on or after 2020.

The company currently provides two types of employer contributions. The first is a matching contribution up to 6% of deferred base pay amounts above the IRS qualified plan limit. The second is a transitional company contribution (DCPTCC) which is a formulaic contribution put in place due to the freeze of the U.S. pension and supplemental benefit retirement plans respectively.  Contributions made by the company to our NEOs are detailed in the table that follows.

Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTPP may elect to defer his or her shares through our 2005 Deferred Compensation Plan. The LTPP shares are deferred in the form of our common stock only. At the end of the deferral period, the LTPP shares are released to the executive.

We have established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. As of October 31, 2018, the rabbi trust with Fidelity Management Trust Company was fully funded, so there is no need for additional funding.

EXECUTIVE COMPENSATION

The table below provides information on the non-qualified deferred compensation of the NEOs for fiscal year 2018.

	Executive	Company	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Balance at Fiscal
	Last Fiscal Year (1)	Last Fiscal Year	Fiscal Year (2)	Year-End
Name	($)	($)	($)	($)
Michael R. McMullen	52,800	52,800	2,343	206,063
Robert McMahon	0	0	0	0
Mark Doak	526,172	17,050	-5,087	1,508,029
Jacob Thaysen	13,740	13,740	-309	27,171
Dominique Grau	175,628	21,206	12,810	2,140,117
Didier Hirsch	243,300	40,677	29,893	10,880,489

(1)	The salary portion of the amounts reflected above is included in the amount reported as salary in the “Summary Compensation Table.”
(2)	Amounts reflected are not included in the “Summary Compensation Table” because the earnings are not “above-market.” These amounts include dividends, interest and change in market value.

Termination and Change of Control Arrangements

Set forth below is a description of the plans and agreements that could result in potential payments to the NEOs in the case of their termination of employment and/or a change of control of the company.

Change of Control Agreements

Each NEO has signed a Change of Control Agreement. Under these agreements, in the event that within 24 months after a change of control of the company, the company or its successor terminates the employment of such executive without cause or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive’s base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards not subject to performance-based vesting, and (iv) a prorated portion of any bonus. The Compensation Committee amended our forms of change of control agreement to remove tax gross-ups of parachute payments. These amended forms of agreements are used with any newly executed agreements after July 14, 2009. In September 2014, the Compensation Committee further amended these agreements to expand the change of control definition, add anticipatory termination language, more clearly define how the prorated bonus is calculated and clarify treatment of LTPP awards.

As of November 1, 2018, all Officers, including the CEO, are covered by the new change in control agreements adopted in September 2014 which do not include any tax gross-up provisions.

Under the current agreements, a “change of control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of the company to a third party; (ii) a merger or consolidation involving the company in which our stockholders immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of the company after the transaction; (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of the company by a third person; or (iv) Individuals who, as of Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board.

“Good reason” means (i) the reduction of the officer’s rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his prior worksite and which increases the distance between such executive’s home and principal office by more than 35 miles, unless executive accepts such relocation opportunity; (v) the failure or refusal of a successor to the company to assume our obligations under the agreement, or (vi) a material breach by the company or any successor to the company of any of the material provisions of the agreement.

Under these agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on our business or reputation; (ii) repeated unexplained or unjustified absences from the company; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of the

EXECUTIVE COMPENSATION

company that has a material adverse effect on our business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of the company as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against the company which has a material adverse effect on our business or reputation; (vi) conduct by the officer which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and the company or any statutory duty of the officer to the company that is not corrected within thirty days after written notice to the officer.

In addition, in the event of a change of control:

1.

Participants in the LTPP would receive at the earlier of the end of the performance period or termination of the program, an LTPP payout equivalent to the greater of the target award or the accrued amount of the payout, and in the case of termination during the first 12 months of the performance cycle, prorated for the amount of time elapsed during the first twelve months of the performance period; and

2.

Participants who receive restricted stock unit awards would vest in full immediately prior to the closing of the transaction, unless the awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.

Termination and Change of Control Table

For each of the NEOs, the table below estimates the amount of compensation that would be paid in the event a change of control of the company occurs and executive is terminated without cause or voluntarily terminates at a time when an event constituting good reason has occurred, in both cases either within 24 months following the change of control or within three months prior to such change of control.

The amounts shown assume that each of the terminations was effective October 31, 2018.

	Cash Severance	Continuation of	Stock Award	Stock Option	Pension	Total Termination
Name	Payments ($)	Benefits ($) (1)	Acceleration ($)	Acceleration ($) (2)	Benefits ($) (3)	Benefits ($)
Michael R. McMullen	8,107,500	80,000	25,626,065	1,350,202	1,450,515	36,614,282
Robert McMahon	1,460,658	80,000	3,970,526	-	-	5,511,184
Mark Doak	2,070,000	80,000	6,579,230	297,980	1,026,894	10,054,104
Jacob Thaysen	2,070,000	80,000	4,628,986	-	-	6,778,986
Dominique Grau	1,606,500	80,000	4,122,134	216,726	458,507	6,483,867
Didier Hirsch (4)	-	-	-	-	-	-

(1)	Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.
(2)

Calculated using the in-the-money value of unvested options as of October 31, 2018, the last business day of our last completed fiscal year. The closing price of our common stock as of October 31, 2018 was $64.79

(3)

For information regarding potential payments upon termination under the Retirement Plan, the Supplemental Benefit Retirement Plan and the Deferred Profit-Sharing Plan, in which our NEOs participate, see “Pension Benefits” above.

(4)	Since Mr. Hirsch retired on October 31, 2018, these payments and provisions did not apply.

CEO Pay Ratio

The SEC requires companies to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.

Methodology and Pay Ratio

We determined the median employee based on the 15,189 employees on our payroll (excluding the CEO) as of October 31, 2018, based on a consistently applied compensation measure defined as the sum of base salary, annual bonus and target LTI value. Once we identified the median employee, the annual total compensation was then calculated according to the SEC’s rules for the Summary Compensation Table. The annual total compensation of our median employee for fiscal year 2018 was $68,579. As disclosed in our Summary Compensation Table on page 46, our CEO’s annual total compensation for fiscal year 2018 was $11,708,230. Based on these compensation amounts, our estimate of the ratio of the annual total compensation of CEO to the annual total compensation of our median employee was 170 to 1.

As of October 31, 2018, Agilent had employees in 32 countries with 37% in Asia Pacific, 27% in Europe, Middle East and Africa and 36% in the Americas.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3 —	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement. The stockholder vote is an advisory vote only and is not binding on the company or its Board of Directors. The company currently intends to submit the compensation of the company’s named executive officers annually, consistent with the advisory vote of the stockholders at the company’s 2011 and 2017 Annual Meetings.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement, our named executive officers, as identified on page 28 are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

We are requesting your non-binding vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement.

Vote Required

The advisory vote regarding approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers for fiscal 2018.

PROPOSAL 4 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4 —	RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit its consolidated financial statements for the 2019 fiscal year. During the 2018 fiscal year, PwC served as our independent registered public accounting firm and also provided certain tax and other non-audit services. Although we are not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of PwC are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Vote Required

The appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. The approval of the appointment of PwC is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

The Board of Directors recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of
PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

AUDIT MATTERS

AUDIT MATTERS

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees charged to the company by PwC for audit services rendered in connection with the audited consolidated financial statements and reports for the 2018 and 2017 fiscal years and for other services rendered during the 2018 and 2017 fiscal years to the company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

		% of		% of
Fee Category:	Fiscal 2018	Total	Fiscal 2017	Total
Audit Fees	$4,460,000	82.1%	$4,005,000	94.2%
Audit-Related Fees	852,000	15.7%	193,000	4.5%
Tax Fees	112,000	2.1%	51,000	1.2%
All Other Fees	5,000	0.1%	4,000	0.1%
Total Fees	$5,429,000	100%	$4,253,000	100%

Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2018 and 2017 audit fees also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. Fiscal 2018 and fiscal 2017 audit-related fees reflect additional fees of $800,000 and $150,000, respectively, for services performed by PwC.  Fiscal 2018 audit-related fees were related to the implementation of ASC 606 Revenue from Contracts with Customers along with financial statement assessments on acquisition targets, while fiscal 2017 audit-related fees were related to system integration of the Dako acquisition.

Tax Fees: Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees: Consists of fees for all other services other than those reported above.

In making its recommendation to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending October 31, 2019, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.

Policy on Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee, Paul N. Clark, who may preapprove all audit and permissible non-audit services so long as his preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the Audit and Finance Committee Report by reference therein.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2018, the Audit and Finance Committee of the Board reviewed the quality and integrity of the company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange. In addition, the Board of Directors has identified Paul N. Clark as the Audit and Finance Committee’s “Financial Expert.” The company operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met thirteen times, including telephone meetings, during the 2018 fiscal year.

The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on “Governance Policies” in the “Corporate Governance” section of the Web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, the company’s audited consolidated financial statements and its internal controls over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2018 fiscal year, the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the company. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2018, and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

Paul N. Clark, Chairperson

Daniel K. Podolsky, M.D.

Sue H. Rataj

Dow R. Wilson

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 22, 2019, concerning each person or group known by us, based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to own beneficially more than 5% of the outstanding shares of our common stock

Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
T. Rowe Price Associates, Inc.	27,751,918 (1)	8.5% (1)
100 E. Pratt Street
Baltimore, MD 21202
BlackRock, Inc.	25,665,358 (2)	7.9% (2)
55 East 52nd Street
New York, NY 10022
The Vanguard Group	23,854,621 (3)	7.38% (3)
100 Vanguard Blvd.
Malvern, PA 19355

_______________________

(1)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 8,107,125 shares and sole dispositive power with respect to 27,733,271 shares.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on January 29, 2018 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 22,034,333 shares and sole dispositive power with respect to 25,665,358 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2018 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole voting power with respect to 450,820 shares, shared voting power with respect to 60,626 shares, sole dispositive power with respect to 23,349,267 shares and shared dispositive power with respect to 505,354 shares.

Stock Ownership of Directors and Officers

The following table sets forth information, as of January 22, 2019, on the beneficial ownership of our common stock by (1) each director and each of our NEOs and (2) by all directors and executive officers as a group.  Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

	Number of		Total Number	Number of	Total Shares
	Shares of		of Shares	Shares Subject	Beneficially
	Common	Deferred	Beneficially	to Exercisable	Owned Plus
Name of Beneficial Owner	Stock	Stock (1)	Owned (2)	Options and RSUs(3)	Underlying Units
Hans E. Bishop	-	6,566	6,566	-	6,566
Paul N. Clark	764	87,892	88,656	-	88,656
Mark Doak	59,594	12,530	72,124	12,427	84,551
Dominique Grau	65,296	-	65,296	91,494	156,790
Didier Hirsch	37,378 (4)	164,234	201,612	201,497	403,109
Koh Boon Hwee	70,981	12,720	83,701	-	83,701
Heidi Kunz	12,488 (5)	52,926	65,414	-	65,414
Robert McMahon	-	-	-	-	-
Michael R. McMullen	284,423	-	284,423	400,022	684,445
Daniel K. Podolsky, M.D.	-	18,534	18,534	-	18,534
Sue H. Rataj	13,736	-	13,736	-	13,736
George A. Scangos, PhD	14,450	5,159	19,609	-	19,609
Jacob Thaysen	16,798	21,098	37,896	-	37,896
Dow R. Wilson	-	2,895	2,895	-	2,895
Tadataka Yamada, M.D.	12,486	36,411	48,897	-	48,897
All directors and executive officers as a group (19) persons (6)	632,913	474,978	1,107,891	758,028	1,865,919

BENEFICIAL OWNERSHIP

___________________

(1)	Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the 2005 Deferred Compensation Plan as to which voting or investment power exists.
(2)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of January 22, 2019.
(3)	Represents the number of shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following January 22, 2019.
(4)	Includes 100 shares held by Mr. Hirsch’s spouse.
(5)	All shares are held by Ms. Kunz in a living trust.
(6)

Includes 98,532 direct and indirect shares, and 52,588 options exercisable or restricted stock units vesting both within 60 days following January 22, 2019, for a total of 151,120 shares held by executive officers not separately listed in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock.  During the 2018 fiscal year, two of our executive officers failed to file certain Form 4s on a timely basis. Samraat S. Raha reported an aggregate of three transactions on three late Form 4 filings and Jacob Thaysen reported one transaction on a late Form 4 filing. Except for the foregoing, we believe that during the 2018 fiscal year, our executive officers and directors complied with all Section 16(a) filing requirements.  In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.

GENERAL INFORMATION

Q:	Who can attend the annual meeting?
A:	Stockholders of record as of January 22, 2019 (the “Record Date”), may attend and vote at the annual meeting.
Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2018 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 7, 2019, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	Why am I receiving these materials?
A:

We are providing these proxy materials to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our 2019 annual meeting of stockholders, which will take place on March 20, 2019. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	Who is soliciting my proxy?
A:	We are soliciting proxies to be used at the annual meeting of stockholders on March 20, 2019, for the purposes set forth in the foregoing Notice.
Q:	What is included in these materials?
A:	These materials include:
•	our Proxy Statement for our annual meeting; and
•	our 2018 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:	What information is contained in these materials?
A:

The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q:	What shares owned by me can be voted?
A:

All unrestricted shares owned by you as of the close of business on January 22, 2019 may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Agilent Technologies, Inc. 1999 Stock Plan, 2009 Stock Plan and 2018 Stock Plan and the Agilent Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Deferred Compensation Plans. You can direct Fidelity, the trustee of the Deferred Compensation Plans, to vote your proportionate interest in the shares of common stock held under the Deferred Compensation Plans by returning a proxy card or voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Deferred Compensation Plan shares as of the record date in the manner directed by you.  Because Fidelity is designated to vote on your behalf, you will not be able to vote your shares held in the Deferred Compensation Plans in person at the meeting. If we do not receive voting instructions from you by 1:00 a.m. Eastern time on March 19, 2019, Fidelity will not vote your Deferred Compensation Plan shares on any of the proposals brought at the annual meeting.

On the Record Date, we had 317,615,510 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most or our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

GENERAL INFORMATION

Stockholder of Record

If your shares are registered directly in your name with our transfer agent Computershare, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer and Michael Tang, Senior Vice President, General Counsel and Secretary, or to vote in person at the annual meeting. If you requested printed copies of the proxy materials, we have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the annual meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the annual meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q:	What identification is required for admission to the annual meeting?
A:

In order to be admitted to the annual meeting, you must present proof of ownership of our stock on the Record Date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 22, 2019, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport.  Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. We reserve the right to inspect any persons or proposals prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.
Q:	How can I vote my shares in person at the annual meeting?
A:

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of ownership of our stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?
A:

Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card.

Q:	Can I revoke my proxy or change my vote?
A:

You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?
A:

In the election of directors, your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

GENERAL INFORMATION

For proposals 2, 3 and 4 your vote may be cast “FOR” or, “AGAINST” or you may “ABSTAIN.”  If you “ABSTAIN”, it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters.  Only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter.  If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

Proposals 1 (election of directors), 2 (approval of the reservation of 25,000,000 shares under our 2018 Stock Plan) and 3 (approval of the compensation of our named executive officers) are not considered routine matters, and without your instruction, your broker cannot vote your shares.  Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?
A:

It means your shares are registered differently or are in more than one account. For each Notice you receive, please vote online for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?
A:

We will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

Q:	What happens if additional proposals are presented at the annual meeting?
A:

Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer, and Michael Tang, Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What is the quorum requirement for the annual meeting?
A:

The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting.

Q:	Who will count the vote?
A:	A representative of Computershare will tabulate the votes and act as the inspector of election.
Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

GENERAL INFORMATION

Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We have retained the services of Georgeson LLC (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Georgeson a fee of $13,000 for its services.

In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than October 10, 2019 and should contain such information as is required under our Bylaws. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in our proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than October 10, 2019 and should contain such information as required under our Bylaws.

Nomination of Director Candidates:  Our Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify us not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders.

Our 2019 Proxy Statement was first sent to stockholders on February 7, 2019. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by us no later than October 10, 2019. In addition, the notice must meet all other requirements contained in our Bylaws and include any other information required pursuant to Regulation 14A of the Exchange Act.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our Bylaws can be accessed on the Agilent Investor Relations Web site under “Corporate Governance.”

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A:

To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by contacting us at:

Agilent Technologies, Inc.

Attn:  Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(408) 553-2424

If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q:	If I share an address with other stockholders of the company, how can we get only one set of voting materials for future meetings?
A:	You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by contacting us at:

Agilent Technologies, Inc.

Attn:  Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(408) 553-2424

GENERAL INFORMATION

Annual Report on Form 10-K

You may receive a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2018 without charge by sending a written request to:

Agilent Technologies, Inc.

Attn: Investor Relations

5301 Stevens Creek Boulevard

Santa Clara, California 95051

By Order of the Board,

Michael Tang
Senior Vice President, General Counsel
and Secretary

Dated: February 7, 2019

Appendix A

APPENDIX A TO PROXY STATEMENT

OF

AGILENT TECHNOLOGIES, INC.

The reconciliation of non-GAAP net income and diluted EPS for the years ended October 31, 2018, 2017 and 2016 follows:

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

	Year Ended		Year Ended		Year Ended
	October 31, 2018		October 31, 2017		October 31, 2016
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP net income	$316	$0.97	$684	$2.10	$460	$1.40
Non-GAAP adjustments:
Asset impairments	21	0.06	—	—	4	0.01
Intangible amortization	105	0.32	117	0.36	152	0.46
Business exit and divestiture costs	9	0.03	—	—	10	0.03
Transformational initiatives	25	0.08	12	0.04	38	0.12
Acquisition and integration costs	23	0.07	32	0.10	41	0.12
Pension settlement gain	(5)	(0.02)	(32)	(0.10)	(1)	—
Pension curtailment gain	—	—	—	—	(15)	(0.05)
Impairment of investment and loans	—	—	—	—	25	0.08
Gain on step acquisition of Lasergen	(20)	(0.06)	—	—	—	—
NASD site costs	8	0.02	—	—	—	—
Special compliance costs	4	0.01	—	—	—	—
Other	(10)	(0.03)	5	0.02	6	0.02
Adjustment for Tax Reform	552	1.70	—	—	—	—
Adjustment for taxes (a)	(121)	(0.36)	(50)	(0.16)	(69)	(0.21)
Non-GAAP net income	$907	$2.79	$768	$2.36	$651	$1.98

(a)

The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the years ended October 31, 2018, October 31, 2017 and October 2016, management used a non-GAAP effective tax rate of 18.0%, 18.0% and 19.0%, respectively.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, pension curtailment gain, impairment of investment and loans, gain on step acquisition of Lasergen, NASD site costs, special compliance costs and adjustment for Tax Reform.

Asset impairments include assets that have been written-down to their fair value.

Business exit and divestiture costs include costs associated with the exit of the NMR business and other business divestitures.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-

separation resizing of the IT infrastructure and streamlining of IT system as well as company programs to transform our product lifecycle management (PLM) system and human resources financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

Pension curtailment gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

Impairment of investment and loans include investments and their related convertible loans that have been written down to their fair value.

Gain on step acquisition of Lasergen resulted from measurement at fair value of our equity interest held at the date of business combination.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as the EU's General Data Protection Regulation (GDPR), revenue recognition and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Adjustment for Tax Reform primarily consists of an estimated provision of $499 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries and an estimated provision of $53 million associated with the decrease in the U.S. corporate tax rate from 35% to 21% and its impact on our U.S. deferred tax assets and liabilities. The taxes payable associated with the transition tax, net of tax attributes, on deemed repatriation of foreign earnings is approximately $426 million, payable over 8 years.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The reconciliation of adjusted non-GAAP income from operations and operating margins for the years ended October 31, 2018 and 2017 follows:

RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS

(In millions, except margin data)

(Unaudited)

		Operating		Operating
	FY18	Margin %	FY17	Margin %
Revenue:	$4,914		$4,472
Income from operations:
GAAP Income from operations	$928	18.9%	$841	18.8%
Add:
Asset impairments	$21		—
Intangible amortization	105		117
Business exit and divestiture costs	9		—
Transformational initiatives	25		12
Acquisition and integration costs	23		30
Pension settlement gain	(5)		(32)
NASD site costs	8		—
Special compliance costs	4		—
Other	4		6
Non-GAAP income from operations	$1,122	22.8%	$974	21.8%
Reimbursement from Keysight for services (a)	12		12
Adjusted non-GAAP income from operations	$1,134	23.1%	$986	22.0%

(a)

Post separation, Agilent is providing Keysight Technologies, Inc. certain site services. These site services are included in our operating expenses.  The amounts billed to Keysight for these services are recorded in other income.

We provide non-GAAP income from operations and non-GAAP operating margins amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, NASD site costs, and special compliance costs.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Appendix B

APPENDIX B TO PROXY STATEMENT

OF

AGILENT TECHNOLOGIES, INC.

2018 STOCK PLAN

1.Purpose and Background of the Plan.  The purpose of this 2018 Stock Plan (formerly known as the 2009 Stock Plan, as amended and restated) (the “Plan”) is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholder’s interest and share in the Company’s success.  The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code.  Prior to adoption of the amended and restated Plan by the Board on November 15, 2017~~the Effective Date (as hereinafter defined)~~, the Plan was formerly known as the 2009 Stock Plan as adopted by the Board on November 19, 2008.  All references to the 2009 Stock Plan contained in any (i) future award agreements, other grant materials or correspondence to participants or (ii) other Company plans, after the Effective Date, shall also be deemed to refer to this Plan.

2.Definitions.  As used herein, the following definitions shall apply:

(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)“Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)“Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan.

(d)“Award” means a Cash Award, dividend equivalent, SAR, Stock Award, or Option granted in accordance with the terms of the Plan.

(e)“Award Agreement” means a written or electronic agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award.  The Award Agreement is subject to the terms and conditions of the Plan.

(f)“Awardee” means the holder of an outstanding Award.

(g)“Awardee Eligible to Vest” means the holder of an outstanding Award who is providing Service.

(h)“Board” means the Board of Directors of the Company.

(i)“Cash Awards” means cash awards granted pursuant to Section 13 of the Plan.

(j)“Code” means the United States Internal Revenue Code of 1986, as amended.

(k)“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l)“Common Stock” means the common stock of the Company.

(m)“Company” means Agilent Technologies, Inc., a Delaware corporation.

(n)“Consultant” means any person, including an advisor, engaged by the Company, a Subsidiary or Affiliate to render services to such entity as an independent contractor but who is neither an Employee nor a Director.

(o)“Deferred Share” shall mean the grant of a Stock Award to a Non-Employee Director consisting of a contractual right to receive a Share in the future after attainment of the vesting criteria established by the Committee in accordance with Section 15 of the Plan and the Award Agreement.

(p)“Director” means a member of the Board.

(q)“Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate, including Officers and Directors, who is treated as an employee in the personnel records of the Company or its Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise.  An Awardee shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or its Subsidiary or Affiliate, or (B) transfers between locations of the Company or between the Company and/or any Subsidiary or Affiliate. Neither Service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)“Fair Market Value” means, as of any date, the quoted closing sales price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine consistent with the requirements of Section 409A of the Code.

(t)“Grant Date” means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan.

(u)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)“Non-Employee Director” means a Director who is not an Employee.

(w)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)“NYSE” means the New York Stock Exchange.

(y)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)“Option” means a conditional opportunity granted pursuant to the Plan to purchase shares of the Company’s common stock at some point in the future at a price that is fixed on the date of grant. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(aa)“Participant” means an Employee, Director (including a Non-Employee Director) or Consultant.

(bb)“Performance Award” means a Stock Award or Cash Award granted pursuant to Section 14.

(cc)“Performance Criteria” means the following: (i) revenue; (ii) margin; (iii) income; (iv) earnings or income measures (including earnings before interest, taxes and depreciation and amortization); (v) pre-tax profit; (vi) expenses; (vii) share price performance; (viii) earnings per share; (ix) return measures (including return on assets, capital, invested capital, equity, sales or revenue); (x) economic value added; (xi) market share; (xii) safety; (xiii) total stockholder return; (xiv) cash flow (including free cash flow); (xv) size-adjusted growth in earnings; (xvi) net order dollars; (xvii) contract bookings; (xviii) contract awards; (xix) book to bill; (xx) backlog; (xxi) customer metrics (including service, satisfaction, retention or profitability); (xxii) productivity; (xxiii) expense targets; (xxiv) market share; (xxv) cost control measures; (xxvi) balance sheet metrics; (xxvii) strategic initiatives; (xxviii) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxix) successful completion of, or achievement of milestones or objectives related to financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions; (xxx) debt levels or debt ratios; (xxxi) operating efficiency; (xxxii) working capital targets, including days working capital; (xxxiii) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; (xxxiv) any combination or the foregoing business criteria; and (xxxv) such other criteria as determined by the Committee, each with respect to the Company, one or more operating units, divisions, subsidiaries or business segments of the Company and/or one or more product lines or products of the Company, as determined by the Committee in its sole discretion; provided, however, that such criteria shall include any derivations of criteria listed above (e.g., income shall include pre-tax income, net income, or operating income).  Any criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles

(“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m), at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.  Further, any Performance Criteria may be applied on an absolute or relative basis.

(dd)“Performance Share” means a Share acquired pursuant to a grant of a Stock Award that is subject to vesting based upon the attainment of one or more Performance Criteria.

(ee)“Performance Unit” means the grant of a Stock Award consisting of a contractual right to receive a Share based in whole or in part, upon the attainment of one or more Performance Criteria.

(ff)“Plan” means this 2018 Stock Plan effective as of the date of its approval by the stockholders of the Company pursuant to Section 24.

(gg)“Restricted Stock” means a Share acquired pursuant to a grant of a Stock Award under Section 12 of the Plan that is subject to certain restrictions as set forth in Section 12 and in the Award Agreement.

(hh)“Restricted Stock Unit” means the grant of a Stock Award consisting of a contractual right to receive a Share (or the cash equivalent of a Share) in the future after attainment of vesting criteria established by the Committee in accordance with Section 12 of the Plan and the Award Agreement.

(ii)“Service” means service as an Employee, Director, Non-Employee Director or Consultant.  A Participant’s Service does not terminate when continued service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to continuing Incentive Stock Option status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Committee determines when leaves count toward Service, and when Service terminates for all purposes under the Plan.  Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Subsidiary or an Affiliate, or a transfer between entities (the Company or any Subsidiary or Affiliate); provided there is no interruption or other termination of Service.

(jj)“Share” means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

(kk)“SAR” means a stock appreciation right granted pursuant to Section 11 of the Plan.

(ll)“Stock Award” means a right to purchase or receive Common Stock pursuant to an Award described in Section 12.

(mm)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.  Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan pursuant to awards granted on or after the Effective Date is (i) 25,000,000 Shares, as approved by the Board and subject to approval by the Company’s stockholders, plus (ii) any Shares that were previously authorized for issuance under the Plan and remained available for issuance as of immediately prior to the Effective Date.  The Shares may be authorized, but unissued, or reacquired Common Stock.  In addition, if an award previously granted under the Agilent Technologies, Inc. 1999 Stock Plan or the 2009 Stock Plan is forfeited, expires or becomes unexercisable without having been exercised in full, the Shares which were subject to such award shall again be available to be the subject of an Award under the Plan.

For purposes of the total number of Shares available for grant under this Plan, any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the limit stated in this Section 3 as one (1) Share issued, and any shares issued in connection with Stock Awards shall be counted against the limit stated in this Section 3 as two (2.0) Shares for every one (1) Share issued.  Further, if a SAR or a Restricted Stock Unit is settled in cash on a net basis, then only the equivalent number of Shares which would have actually been distributed to the Participant shall be taken into account for purposes of reducing the number of Shares available for grant under the Plan.

If an Award is forfeited, expires or becomes unexercisable without having been exercised in full, the Shares which expire or are forfeited, shall become available for future grant or sale under the Plan (unless the Plan has terminated) based on the same ratio as the Shares were treated in the preceding paragraph.  The following Shares may not again be made available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Award (with the exception of cash settled SARs and Restricted Stock Units described in the second paragraph of this Section 3), (b) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) Shares repurchased on the open market with the proceeds of the option exercise price.  Notwithstanding the foregoing, if Shares issued pursuant to a Stock Award are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

Notwithstanding the foregoing, Shares issued pursuant to awards (including, but not limited to Conversion Options described in Section 4(c)(x)) assumed or issued in substitution of other awards in connection with the acquisition by the Company or a Subsidiary of an unrelated entity shall not reduce the maximum number of Shares issuable under this Section 3.  In addition, to the extent the Company assumes Shares originally reserved for issuance from a plan that was previously maintained by an acquired company, those Shares shall be available for Award under this Plan and shall not reduce the maximum number of Shares issuable under this Section 3; provided, however, that this sentence shall not apply to any plan which was not previously approved by the stockholders of the acquired company.

4.Administration of the Plan.

(a)The Board or a Committee appointed by the Board shall be the Administrator.  To the extent the Board acts as the Administrator, references herein to “Committee” shall include the Board.

(b)Procedure.

(i)Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Participants.

(ii)Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered with respect to “covered employees” as defined by Section 162(m) of the Code by a Committee of two or more “outside directors.”

(iii)Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)Independent Directors.  To the extent necessary to satisfy the rules of the applicable U. S. national securities exchange that is the principal trading market for the Common Stock, the members of the Committee shall qualify as “independent directors.”

(v)Other Administration.  Subject to applicable law and the rules of the U.S. national securities exchange that is the principal trading market for the Common Stock, the Board may delegate to the Executive Committee of the Board (the “Executive Committee”) or officer(s) of the Company the power to approve Awards to Participants who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(c)Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)to select the Participants to whom Awards may be granted hereunder;

(ii)to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)to approve forms of agreement for use under the Plan;

(iv)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign tax laws, regulations and practice;

(vi)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(vii)to make all determinations whether an individual is an Awardee Eligible to Vest and when such eligibility ceases;

(viii)to modify or amend each Award, provided, however, that any such amendment is subject to Section 19(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee;

(ix)to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a value (as determined solely by the Plan Administrator or its delegate(s)) equal to the minimum amount required to be withheld.  The value of the Shares to be withheld shall be determined solely by the Plan Administrator or its delegate(s) on the date that the amount of tax to be withheld is to be determined.  All elections by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)to authorize conversion or substitution under the Plan of any or all outstanding stock options held by Awardees of an entity acquired by the Company (the “Conversion Options”).  Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator.  Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;

(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)to delegate day-to-day administration and operation of the Plan and the authority to make administrative decisions and adopt rules and procedures relating to the operation and administration of the Plan to an officer of the Company and his or her delegates;

(xiii)to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder; and

(xiv)to specify in an Award Agreement at the time of the Award, or later pursuant to an amendment of an outstanding Award, that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(d)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Awardees.

5.Eligibility. Awards may be granted to Participants, provided, however, that Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary.

6.Limitations.

(a)Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee’s employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months thereafter.

(c)No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of or service to the Company, its Subsidiaries or Affiliates.  Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

(d)The following limitations shall apply to grants of Awards under this Plan:

(i)No Participant shall be granted, in any fiscal year of the Company, Options to purchase or SARs for more than 1,500,000 Shares.  No Participant shall be granted in any fiscal year of the Company, Stock Awards for more than 1,000,000 Shares.

(ii)In connection with his or her initial service, a Participant may be granted Options to purchase or SARs for up to an additional 1,000,000 Shares that shall not count against the limit set forth in subsection (i) above.

(iii)Notwithstanding the provisions of (i) above, an additional 1,000,000 Shares may be granted to a Participant as “New Executive Stock Awards.”  New Executive Grants are performance based Stock Awards that are granted to newly hired executives of the Company.

(iv)The maximum number of Options which may be granted as Incentive Stock Options under the Plan is 25,000,000 shares.

(v)The maximum amount payable to a Participant pursuant to a Cash Award for each fiscal year of the Company shall be $10,000,000.

(vi)The limitations in Sections 6(d)(i)-(iv) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18.

(vii)If an Option or SAR is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 18 the cancelled Option or SAR will be counted against the limits set forth in subsections (i), (ii) and (iii) above.

(viii)Other then in connection with a change in the Company’s capitalization (as described in Section 18(a)) or a Change of Control as described in Section 18(c)), Options and SARs may not be repriced, replaced, regranted through cancellation or modification without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Option or SAR.  In addition, without stockholder approval, Options and SARs having exercise prices per share greater than the Fair Market Value of a Share may not be substituted for or replaced by any other Stock Award or be cancelled in exchange for cash.  Nothing in this Section 6(d)(viii) shall be construed to apply to the issuance or assumption of an Option or SAR in connection with the acquisition by the Company or a subsidiary of an unrelated entity provided such actions are taken in a manner that complies with the requirements of Section 409A of the Code.

7.Term of Plan.  Subject to Section 24 of the Plan, the Plan shall become effective on its Effective Date.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.Term of Award.  The term of each Award shall be determined by the Administrator and stated in the Award Agreement.  In the case of an Option or SAR, the maximum term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement except to the extent necessary or desireable to comply with any foreign law.

9.Option Exercise Price and Consideration.

(a)Exercise Price.  The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  Notwithstanding the foregoing, the per share exercise price for Shares to be issued pursuant to an Option which is assumed or substituted for in connection with the acquisition by the Company or a Subsidiary of an unrelated entity may be less than the Fair Market Value of a Share on the date of the assumption or substitution provided the exercise price is determined in a manner that complies with the requirements of Sections 409A and 424 of the Code, as applicable.

(b)Vesting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date.  Acceptable forms of consideration may include:

(i)cash;

(ii)check or wire transfer (denominated in U.S. Dollars);

(iii)other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Awardee for more than six months on the date of surrender, and (B) have a value (as determined solely by the Plan Administrator or its delegate(s) based upon the NYSE closing price of the underlying shares on the trading day prior to the date of exercise) on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)any combination of the foregoing methods of payment; or

(vi)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.Exercise of Option.

(a)Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.  An Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested during such leave, unless otherwise terminated in accordance with its terms. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company or its duly authorized agent receives: (i) an executed exercise agreement, where required by the Plan Administrator or its delegate(s), (ii) full payment for the Shares with respect to which the related Option is exercised, and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.

Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

(b)Cessation of Eligibility to Vest.  Unless otherwise provided for by the Administrator in the Award Agreement, if an individual ceases to be an Awardee Eligible to Vest, such Awardee’s unvested Option shall terminate immediately.  On the date such individual ceases to be an Awardee Eligible to Vest, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

11.SARs.

(a)General.  The Administrator may grant SARs to Participants subject to the terms and conditions not inconsistent with the Plan and determined by the Administrator.  The terms and conditions shall be provided for in the Award Agreement which may be delivered in writing or electronically. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

(b)Exercise.  Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the difference between the value (as determined solely by the Plan Administrator or its delegate(s) based upon the NYSE closing price of the underlying shares on the trading day prior to the date of exercise) of a fixed number of shares of Common Stock covered by the exercised portion of the SAR on the date of such exercise, over the Fair Market Value of the Common Stock covered by the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR.  The Company’s obligation arising upon the exercise of a SAR will be paid in cash or Shares of Common Stock (or a combination thereof), as determined by the applicable Award Agreement.

(c)Method of Exercise.  A SAR shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or its duly authorized agent in accordance with the terms of the SAR by the person entitled to exercise the SAR.  The SAR shall cease to be exercisable to the extent it has been exercised.

(d)Cessation of Eligibility to Vest. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest, the Awardee’s unvested SAR, shall terminate immediately upon the date such individual ceases to be an Awardee Eligible to Vest.

12.Stock Awards.

(a)General.  The Administrator may grant Stock Awards including, but not limited to Deferred Shares, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units to Participants.  Such Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan.  After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer.  The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all Shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.

(b)The grant or vesting of a Stock Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

(c)Forfeiture.  Unless otherwise provided for by the Administrator in the Award Agreement determines otherwise, any unvested Stock Award shall be forfeited immediately after the date upon which an individual ceases to be an Awardee Eligible to Vest.  To the extent that the Awardee purchased the Stock Award, the Company shall have a right to repurchase the unvested Stock Award at the original price paid by the Awardee upon the Awardee ceasing to be a Participant for any reason.

(d)Rights as a Stockholder.  Unless otherwise provided for by the Administrator, once a Stock Award which is Restricted Stock or Performance Stock is accepted, the Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her acceptance of such a Stock Award is entered upon the records of the duly authorized transfer agent of the Company.  An Awardee of a Restricted Stock Unit or Performance Unit shall not have rights equivalent to those of a stockholder until such Awards are settled and Shares are entered upon the records of the duly authorized transfer agent of the Company.

13.Cash Awards.  Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan.  After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.  The grant or vesting of a Cash Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

14.Performance Awards.  Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.

Performance Awards intended to comply with the provisions of Section 162(m) of the Code may be granted pursuant to the provisions of a program established pursuant to the requirements of Section 162(m) of the Code regarding performance based compensation, including, but not limited to, the Agilent Technologies, Inc. Long-Term Performance Program (or its successor).  Other Performance Awards intended to comply with the requirements of Section 162(m) of the Code shall be granted pursuant to, and be subject to, such terms and conditions as established by the Committee at the time of grant based, in whole or in part, upon the attainment of one or more of the Performance Criteria.  Such Awards shall be based on (a) an individual target set by the Committee in writing with respect to the Performance Period and (b) Performance Criterion or Criteria for the Performance Period.  To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that targets under this Section 14 are established, the extent to which measurement of Performance Criteria may include or exclude certain unusual or non-recurring events, including, without limitation, the following:  the impact of charges for restructuring, discontinued operations, debt redemption or retirement, asset write downs, litigation or claim judgments or settlement, acquisitions or divestitures, foreign exchange gains and losses and other unusual non-recurring items and the cumulative effects of tax or accounting changes. With respect to each Performance Period, Awards shall not be paid unless and until the Committee certifies in writing the extent to which the Performance Criterion/Criteria applicable to a Participant have been achieved or exceeded; provided, however, that the Committee may reduce an individual’s Award calculated pursuant to the preceding sentence in its sole discretion.  For this purpose, a “Performance Period” shall be, with respect to a Participant, any period of time as determined by the Committee in its sole discretion.  In this case, the selection and adjustment of applicable Performance Criteria, and the establishment of targets, shall occur in compliance with the rules of Section 162(m) of the Code.

In addition, the Committee may grant Performance Awards, including, but not limited to New Executive Stock Awards (as defined in Section 6(d)), which are not intended to qualify as “performance based awards” for purposes of Section 162(m) of the Code.

15.Non-Employee Director Awards.  Awards may be granted to a Non-Employee Director in the form of Cash Awards, Options, SARs or Stock Awards (including, but not limited to Deferred Shares).  The maximum total grant date fair value of share-based Awards (as measured by the Company for financial accounting purposes) granted to any Non-Employee Director in any single calendar year shall not exceed $750,000.00.  If an Award is made in the form of Deferred Shares, such Deferred Shares shall be credited to the Non-Employee Director’s account under the Agilent Technologies, Inc. 2005 Non-Employee Director Compensation Plan, or any successor or similar plan.  Awards granted to a Non-Employee Director shall be subject to such conditions as established by the Committee at the time of grant and in accordance with the applicable provisions of this Plan.

16.Dividends with Respect to Stock Awards.  Subject to the provisions of the Plan and any Award Agreement, the recipient of a Stock Award may, if so determined by the Administrator, be entitled to receive,  regular cash dividends, or cash payments or stock units in amounts equivalent to cash dividends on Shares (“dividend equivalents”), with respect to the number of Shares covered by the Stock Award, as determined by the Administrator, in its sole discretion, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Any such regular cash dividends or dividend equivalents shall be subject to the same vesting and forfeiture provisions as the underlying Stock Award.    For the avoidance of doubt, in no event will regular cash dividends or dividend equivalents be currently payable on unvested Stock Awards or on earned Stock Awards subject to Performance Criteria.

17.Non-Transferability of Awards.  Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution.  The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time.  Any Award transferred pursuant to the preceding sentence shall remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.  In addition, an Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 17 shall be void and unenforceable against the Company.

18.Adjustments Upon Changes in Capitalization, Dissolution, Change of Control.

(a)Changes in Capitalization.  Subject to any required action by the stockholders of the Company, if any change is made to the Common Stock subject to the Plan, or subject to any Award (including but not limited to the number and kind of shares of Common Stock), which change results from a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, reincorporation, spinoff, dividend in property other than cash, liquidation dividend, extraordinary cash dividend, exchange of shares, combination or reclassification of the Common Stock, or any other increase, decrease or change in the number or characteristics of outstanding shares of Common Stock effected without receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan, the maximum number of securities subject to award to any person under the Plan as provided in order to comply with the requirements of Section 162(m) of the Code or otherwise, and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Awards; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the securities subject to an Award.

(b)Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten (10) days prior to such transaction, or such shorter administratively reasonable period as the Administrator may establish in its discretion.  In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)Change of Control.  In the event there is a Change of Control, as defined below, all Options and SARs will fully vest immediately prior to the closing of the transaction and all restrictions on Cash Awards or Stock Awards will lapse immediately prior to the closing of the transaction. The foregoing shall not apply where such Options, SARs, Cash Awards and Stock Awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a Change of Control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

For the purposes of this Section 18(c), “Change of Control” means the occurrence of any of the following events:

(i)The sale, exchange, lease or other disposition or transfer of all or substantially all the consolidated assets of the Company to a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) which will continue the business of the Company in the future; or

(ii)A merger or consolidation (or similar form of reorganization) involving the Company in which the stockholders of the Company immediately prior to such merger or consolidation are not the beneficial owners (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of more than 75% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

(iii)A merger or consolidation (or similar form of reorganization) involving the Company in which occurs the acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of at least 25% of the total voting power of the outstanding voting securities of the Company by a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act).

(iv)Notwithstanding the foregoing, to the extent that any amount constituting nonqualified deferral compensation subject to Section 409A of the Code would become payable under the Plan by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.

19.Amendment and Termination of the Plan.

(a)Amendment and Termination.  The Committee may at any time amend, alter, suspend or terminate the Plan.

(b)Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment which would increase the maximum number of Shares for which Awards may be granted under this Plan (other than an increase pursuant to Section 18 of this Plan), and otherwise to the extent necessary and desirable to comply with Applicable Laws.

(c)Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.Designation of Beneficiary.

(a)If authorized in the applicable Award Agreement, an Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan.  To the extent that Awardee has completed a prior designation of beneficiary, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee.  Such designations may be subject to local law and accordingly may be unenforceable in certain jurisdictions.

(b)Such designation of beneficiary may be changed by the Awardee at any time by written notice.  In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall, subject to local law, allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

21.Legal Compliance.  Shares shall not be issued pursuant to a Stock Award or the exercise of an Option unless the Stock Award or the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22.Inability to Obtain Authority.  To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24.Stockholder Approval.  The Plan was ~~originally~~ adopted by the Board ~~on November 19, 2008, and this amendment and restatement was adopted by the Board~~ on November 15, 2017 (the “Effective Date”) and was amended by the Board on November 13, 2018, subject to approval by stockholders at the annual meeting of stockholders on March 20, 2019~~March 21, 2018 (the “Effective Date”)~~.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

25.Notice.  Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

26.Governing Law; Forum.  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.  Any proceeding arising out of or relating to this Plan may be brought only in the state or federal courts located in the Northern District of California.  The Company and the Participants irrevocably submit to the exclusive jurisdiction of such courts in any such proceeding, waive any objection to venue or to convenience of forum, agree that all claims in respect of any proceeding shall be heard and determined only in such courts and agree not to bring any proceeding arising out of or relating to the Plan in any other court, whether inside or outside of the United States

27.Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience.  Except for the holding of Restricted Stock in escrow pursuant to Section 12, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.  Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation, which may be created by this Plan.

28.Section 409A of the Code.  This Plan is intended to comply with, or otherwise be exempt from, Section 409A of the Code and shall be construed, administered and interpreted with that intent.  Restricted Stock Units, Performance Units and Deferred Shares which are settleable, and Cash Awards which are payable, as a result of a Participant’s termination of Service which constitute a “deferral of compensation” for purposes of Section 409A of the Code shall not be paid unless and until the Participant incurs a “separation from service” for purposes of Section 409A of the Code.  In addition, to the extent an Award constituting a deferral of compensation is distributable to a Participant who is a “specified employee” (as defined in Section 409A of the Code), such Award shall not be distributed to the Participant before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section 28, become distributable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.  To the extent that the Committee, in its sole discretion, provides that the settlement, or payment, of an Award may be deferred at the election of a Participant, then any such deferral election shall be subject to such rules and procedures as determined by the Committee in its sole discretion, and such deferrals shall be structured to comply with the requirements of Section 409A of the Code.

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Agilent Technologies IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 20, 2019. Vote by Internet • Go to www.envisionreports.com/agilent • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposals 2, 3 and 4. 1. Election of Directors: To elect three directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors: For Against Abstain For Against Abstain For Against Abstain 01 - Hans E. Bishop 02 - Paul N. Clark 03 - Tadataka Yamada, M.D. 2. To approve the reservation of 25,000,000 shares of common stock for issuance under our 2018 Stock Plan. 4. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm. For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of our named executive officers. For Against Abstain 5. To consider such other business as may properly come before the annual meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U PX 3 9 8 4 1 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02YCLA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — AGILENT TECHNOLOGIES, INC. Annual Meeting of Stockholders—March 20, 2019 Agilent Technologies This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Michael R. McMullen and Michael Tang, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 22, 2019, at the Annual Meeting of Stockholders to be held on Wednesday, March 20, 2019, or any postponement, adjournment or continuations thereof. IMPORTANT—This Proxy must be signed and dated on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD’S NOMINEES AND PROPOSALS 2, 3 AND 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be voted on reverse side.)